UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Notice of 2023 Annual Meeting of Shareholders and Proxy Statement

Verisk

Letter from our

Independent Chair

Dear Shareholders,

I invite you to participate in Verisk’s 2023 Annual Meeting of Shareholders, which will take place virtually this year on Wednesday, May 17, 2023 at 8:00 a.m. ET. You can join the live audio webcast by visiting www.virtualshareholdermeeting.com/VRSK2023, where you will be able to listen to the meeting live, submit questions and vote.

A Pivotal Year

2022 was a pivotal year for Verisk in several important ways. With the sale of our noninsurance businesses – including Wood Mackenzie, Verisk Financial Services, and 3E – we strengthened our commitment to serving our clients across the insurance industry. Today the U.S. insurance industry generates roughly $800 billion in gross written premiums from more than 5,500 companies. It also faces a number of critical challenges: navigating an increasingly competitive landscape, meeting growing customer service expectations, responding to and planning for significant catastrophic loss events, digitizing processes across the enterprise, and combatting the $300 billion a year fraud problem.

With deep domain expertise, proprietary data sets, and purpose-built analytic platforms, Verisk is uniquely positioned to help insurers master these challenges. Verisk’s recent product development initiatives have produced innovative new solutions and game-changing enhancements that help insurers work better through powerful process automation, better risk assessment, and faster decision-making supported by AI, predictive analytics, and more. In 2023, we will continue to deliver on our mission to be the strategic data analytics and technology partner to the global insurance industry.

Governance Enhancements and a Refreshed Board

In addition to sharpening our focus on insurance, we enhanced governance at the Board level by taking the steps to provide for the annual election of directors and separating the role of chair and CEO. We also welcomed four new independent directors – Jeff Dailey, Wendy Lane, Olumide Soroye, and Kim Stevenson –along with CEO Lee Shavel to our Board, bringing fresh perspectives and valuable skill and experience sets.

We express our deep gratitude to Annell Bay, Chris Foskett, Constantine Iordanou, and David Wright, who are retiring from the Board as of the 2023 Annual Meeting of Shareholders. Their leadership and guidance have been invaluable to Verisk’s journey and transformation.

Commitments to purposeful work and ESG

Our exceptional colleagues across the globe have made this transformation possible, and we are committed to supporting them with a positive work environment, substantive development and learning opportunities, and competitive compensation. This commitment has been recognized with Great Place to Work® designations in the United States, United Kingdom, India, Spain, and Poland. In addition, the board of directors has taken a more active role in our human capital development with the inclusion of talent management oversight into our compensation committee, which has been renamed Talent Management and Compensation Committee.

Our commitment to operating in an environmentally responsible way is reflected in the fact that we’ve already exceeded our target to reduce absolute Scope 1 and 2 emissions by 21% by 2024. We also established a Climate Advisory Council to glean strategic guidance on climate change and receive climate-related feedback on our forthcoming solutions. In 2022, we ranked third on Investor’s Business Daily’s 100 Best ESG Companies list.

Your support is important

Your vote is important. I encourage you to take a moment to vote on the items in this year’s Proxy Statement. Voting takes only a few minutes, and it will ensure that your shares are represented at the meeting. On behalf of the Verisk Board of Directors, thank you for your continued support.

Sincerely,

Bruce Hansen

Independent Chair

April 7, 2023

Notice of 2023 Annual

Meeting of Shareholders

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Shareholders of Verisk Analytics, Inc. will be held on Wednesday, May 17, 2023, at 8:00 am ET, in a virtual format as a live audio webcast that can be accessed at www.virtualshareholdermeeting.com/VRSK2023, to:

Proposal		Board Recommendation	Page

1	Elect six (6) members of the Board of Directors to serve one-year terms;	FOR each nominee	4

2	Approve the compensation of the Company’s named executive officers on an advisory, non-binding basis (“say-on-pay”);	FOR	53

3	Vote on an advisory, non-binding basis as to whether “say-on-pay” votes should be held every one, two or three years (“say-on-pay frequency”);	ONE YEAR Frequency Option	54

4	Ratify the appointment of Deloitte & Touche LLP as independent auditor for the year ending December 31, 2023; and	FOR	55

Transact such other business as may properly be brought before the meeting by or at the direction of our Board of Directors.

Our Board of Directors recommends that you vote “FOR” the election of directors, the approval of the compensation of the Company’s named executive officers on an advisory, non-binding basis, and the ratification of the appointment of the auditor. With respect to the advisory vote as to whether “say-on-pay” votes should be held every one, two or three years, our Board of Directors recommends that you vote for the “ONE YEAR” frequency option.

We are pleased to take advantage of the Securities and Exchange Commission (the “SEC”) rule allowing companies to furnish proxy materials via the Internet. We believe this notice and access process expedites shareholders’ receipt of proxy materials and lowers the costs of our annual meeting of shareholders. Accordingly, we have sent to certain of our beneficial owners the Notice of Internet Availability of Proxy Materials containing instructions on how to access the attached Proxy Statement and our Annual Report on Form 10-K via the Internet and how to vote online. The Notice of Internet Availability of Proxy Materials also contains instructions on how you can receive a paper copy of the proxy materials. We are mailing paper copies of our 2023 Annual Meeting materials to our shareholders of record, and to eligible participants in the ISO 401(k) Savings and Employee Stock Ownership Plan (the “ESOP”).

The Notice of Internet Availability of Proxy Materials is being sent to certain of our shareholders beginning on or about April 7, 2023. The Proxy Statement is being made available to our shareholders and eligible ESOP participants beginning on or about April 7, 2023.

On behalf of the Board of Directors,

Kathy Card Beckles Executive Vice President and Chief Legal Officer	Thomas C. Wong Assistant General Counsel and Corporate Secretary

Meeting Information

Date and Time

May 17, 2023

8:00 a.m, ET

Location

www.virtualshareholdermeeting.

com/VRSK2023

Record Date

March 20, 2023

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 17, 2023.

Our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at www.proxyvote.com. Upon written request to our Corporate Secretary, we will provide a copy of our Annual Report on Form 10-K without charge. Please mail any written request to the attention of Corporate Secretary, Verisk Analytics, Inc., 545 Washington Boulevard, Jersey City, NJ 07310-1686.

1	Proxy Statement

1	Annual Meeting Information

2	Voting Information

4	ITEM 1 — Election of Directors

11	Corporate Governance

11	Corporate Governance Strengths

11	Actions Taken in 2022 to Strengthen Corporate Governance

12	Proxy Access

12	Committee Leadership Refreshment

12	Leadership Structure, and Separate Chairman and CEO; Independent Chair

12	Director Independence

13	Board Meetings and Director Attendance

14	Written Committee Charters

14	Director Attendance at Annual Meetings

14	Independent Executive Sessions

14	Communications with Directors

15	Mandatory Retirement

15	Compensation Governance

16	Criteria for Board Candidates, Including Board Diversity

16	Shareholder Recommendations for Board Candidates

16	Board Role in Risk Oversight

17	Board Evaluations

17	Succession Planning

18	Corporate Governance Documents

19	Directors’ Compensation

22	Executive Officers of Verisk

23	Security Ownership of Certain Beneficial Owners and Management

25	Principal Shareholders

26	Executive Compensation

26	Compensation Discussion and Analysis

38	Talent Management and Compensation Committee Report

39	2022 Summary Compensation Table

41	2022 Grants of Plan-Based Awards

42	2022 Outstanding Equity Awards at Fiscal Year-End

44	2022 Option Exercises and Stock and PSUs Vested

44	2022 Pension Benefits

45	2022 Nonqualified Deferred Compensation

45	Potential Payments upon Termination or Change in Control

46	Equity Compensation Plan Information

47	CEO Pay Ratio

48	Pay Versus Performance

52	Certain Relationships and Related Transactions

53	ITEM 2 — Approval of the Compensation of the Company’s Named Executive Officers on an Advisory, Non-Binding Basis

54	ITEM 3 — Voting on the Frequency of Advisory Votes on the Compensation of the Company’s Named Executive Officers on an Advisory, Non-Binding Basis

55	ITEM 4 — Ratification of the Appointment of the Company’s Independent Auditor

56	Audit Committee Report

58	Shareholder Proposals and Nominations

59	Additional Voting Information

60	Other Matters

61	Appendix A — Reconciliation of GAAP and Non-GAAP Financial Measures

Proxy Statement

We are making this Proxy Statement available in connection with the solicitation of proxies by our Board of Directors for the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”) and any adjournments or postponements thereof. We are mailing the Notice of Internet Availability of Proxy Materials on or about April 7, 2023. This Proxy Statement is being made available to our shareholders on or about April 7, 2023. In this Proxy Statement, we refer to Verisk Analytics, Inc. as the “Company,” “Verisk,” “we,” “our” or “us” and the Board of Directors as the “Board.”

Annual Meeting Information

Date and Location

We will hold the 2023 Annual Meeting on Wednesday, May 17, 2023 at 8:00 AM, ET, in a virtual format as a live audio webcast rather than as an in-person event. The virtual meeting can be accessed at www.virtualshareholdermeeting.com/VRSK2023. You will not be able to attend the 2023 Annual Meeting in person.

Admission, Voting and Submitting Questions

Only record or beneficial owners of shares of Verisk’s common stock (“Common Stock”) as of the Record Date, as defined below, or their proxies, and eligible participants of the ESOP may attend the virtual 2023 Annual Meeting. You will be able to attend the 2023 Annual Meeting online, vote your shares online and submit questions online during the meeting by logging into the meeting website at www.virtualshareholdermeeting.com/VRSK2023, and entering the 16-digit control number found on your Notice, proxy card, or voting instruction form sent to you.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting 15 minutes in advance of the designated start time to allow time for you to log-in and test your device’s audio system.

We encourage you to vote in advance of the meeting, but you may also vote your shares electronically during the 2023 Annual Meeting (other than shares held through the ESOP). Voting at the meeting will revoke any prior votes cast.

You may submit questions during the meeting by entering a question in the “Ask a Question” field and we will respond to questions as time permits. Similar questions may be combined and answered together.

Questions regarding personal matters or matters not relevant to the meeting will not be answered. The guidelines for submitting questions and the proxy materials will be available on the virtual meeting site during the meeting.

Record Date

The Record Date for the 2023 Annual Meeting is March 20, 2023. Record and beneficial owners may vote all shares of Common Stock they owned as of the close of business on that date. Each share of Common Stock entitles you to one vote on the election of each of the directors nominated for election and one vote on each other matter voted on at the 2023 Annual Meeting. On the Record Date, 144,456,627 shares of Common Stock were outstanding. We need a quorum consisting of a majority of the outstanding shares of Common Stock entitled to vote on the Record Date present, in person or by proxy, to hold the 2023 Annual Meeting.

Notice of Electronic Availability of Proxy Materials

Pursuant to the rules adopted by the SEC, we are making this Proxy Statement and our Annual Report on Form 10-K available to many of our shareholders electronically via the Internet. On or about April 7, 2023, we are mailing to our beneficial owners (other than ESOP participants) the Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K via the Internet and how to vote online. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. Your participation in this process enables us to save money on the cost of printing and mailing the documents to you.

Printed copies of the proxy materials are being sent to record holders of our shares of Common Stock and to eligible ESOP participants. All shareholders and eligible ESOP participants will be able to access the proxy materials at www.proxyvote.com.

Verisk 2023 Proxy Statement  |  1

Voting Information

Voting Information

Record and Beneficial Owners

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered, with respect to those shares, to be a shareholder of record, and our 2023 Annual Meeting materials are being sent to you directly by us. As the shareholder of record, you have the right to grant your voting proxy or to attend the virtual meeting and vote at the meeting. If your shares are held in a brokerage account or by a bank or other nominee, you are considered a beneficial owner of those shares held in “street name” and your broker or nominee is considered, with respect to those shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares.

Votes Required

Proposals for Your Vote	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes

Proposal 1: Electing Six Members of the Board of Directors	Majority of votes cast	No effect	No effect

Proposal 2: Approving the Compensation of the Company’s Named Executive Officers on an Advisory, Non-binding Basis (“Say-on-Pay”)	Affirmative vote of a majority of shares present or repre sented by proxy and entitled to vote thereon	Vote against	No effect

Proposal 3: Voting as to whether “Say-on-Pay” votes should be held every one, two or three years on an Advisory, Non-binding Basis (“Say-on-Pay Frequency”)	Affirmative vote of a
majority of
shares present or
represented by proxy
and entitled to vote
thereon, or if none of
the frequency
options receive an
affirmative majority,
then the choice that
receives the highest
number of votes will
	be considered	Vote against (unless no choice receives a majority, in which case no effect)	No effect

Proposal 4: Ratifying the Appointment of Deloitte & Touche LLP as Independent Auditor for 2023	Affirmative vote of a majority of shares present or repre sented by proxy and entitled to vote thereon	Vote against	None – Brokers have discretion to vote

Votes Required to Elect Directors

In uncontested elections, each director will be elected by a majority of the votes cast, meaning that the number of shares voted “for” a director must exceed the number of shares voted “against” that director for the director to be elected. The Company has adopted a director resignation policy providing that an incumbent director who did not receive a majority of votes cast must promptly tender his or her resignation to the Board. The Governance, Corporate Sustainability and Nominating Committee will consider the resignation and make a recommendation to the Board whether to accept or reject the resignation. If the Board decides not to accept the resignation, the director will continue to serve on the Board until such director’s successor is elected and qualified or until such director’s earlier resignation or removal. If the Board accepts the resignation, the Governance, Corporate Sustainability and Nominating Committee may recommend to the Board, and the Board will thereafter decide, whether to fill the resulting vacancy or to reduce the size of the Board. The Board, excluding the director in question, will act on the Governance, Corporate Sustainability and Nominating Committee’s recommendation and publicly disclose its decision and the rationale supporting it within 90 days following the date of the certification of the election results.

2  |  Verisk 2023 Proxy Statement

Voting Information

Votes Required to Approve the Compensation of the Company’s Named Executive Officers on an Advisory, Non-Binding Basis

The approval of the compensation of the Company’s named executive officers on an advisory, non-binding basis requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 2023 Annual Meeting and entitled to vote thereon.

Votes Required to Recommend the Frequency of Say-on-Pay Votes on an Advisory, Non-Binding Basis

Shareholders are not voting to approve or disapprove the recommendation of the Board with respect to this proposal. The advisory, non-binding vote as to the frequency (every one, two or three years) of future say-on-pay votes will require you to select between a frequency of every one, two or three years or abstain from voting. The frequency option (every one, two or three years) receiving an affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 2023 Annual Meeting and entitled to vote thereon will be considered the frequency recommended by shareholders. It is possible that none of the frequency options will receive an affirmative majority from the shareholders, in which case the Board will consider the frequency option that receives the highest number of votes when determining the frequency of future say-on-pay votes.

Votes Required to Ratify the Auditor

The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 2023 Annual Meeting and entitled to vote thereon.

“Abstaining” and “Broker Non-Votes”

You may also “abstain” from voting for the director nominees and the other proposals. Shares voting “abstain” and broker non-votes with respect to any nominee for director will have no effect on the election of directors or the say-on-pay frequency proposal. Shares voting “abstain” on the other proposals will have the effect of a vote against the proposal. Broker non-votes will not be counted in determining the results of the vote on any of the matters where brokers cannot vote. Both abstentions and broker non-votes will be counted as present at the 2023 Annual Meeting for purposes of determining a quorum.

Verisk 2023 Proxy Statement  |  3

Item 1 — Election of Directors

At the 2022 Annual Meeting the Company’s shareholders approved and adopted an amendment to the Certificate of Incorporation to provide for the annual election of directors and to phase out the prior classified three-year staggered board structure (the “Declassification Amendment”). Accordingly, directors elected prior to the 2022 Annual Meeting will serve out their remaining three-year terms and each person elected as a director at the 2022 Annual Meeting and at any subsequent Annual Meeting, including this 2023 Annual Meeting, will serve a one-year term ending at the next meeting of shareholders following the director’s election. The Company’s classified board structure will be fully eliminated starting with the 2024 Annual Meeting. The number of directors is fixed by our Board of Directors, subject to the terms of our Certificate of Incorporation. Our Board of Directors currently consists of fourteen directors. As previously announced in last year’s Proxy Statement, Constantine P. Iordanou is not standing for re-election at the 2023 Annual Meeting. Additionally, current incumbent directors Annell R. Bay, Christopher M. Foskett and David B. Wright are not standing for re-election at the 2023 Annual Meeting. Accordingly, if all the nominees are elected at this 2023 Annual Meeting, the Board will have 10 directors and the size of the Board will be reduced and fixed at 10 seats.

The 6 nominees for election at the 2023 Annual Meeting are set forth below. Each nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy may be voted for another person nominated by the Board or the Board may reduce its size.

Board Qualifications and Diversity

We believe that each of the nominees listed below possesses key attributes that we seek in a director, including strong and effective decision-making, communication and leadership skills.

We also believe that the Board members continuing after the 2023 Annual Meeting as a whole will possess the right diversity of backgrounds, experience, qualifications and skills to oversee and address the key issues facing the Company. The Board demographics below represent the 10 Board members continuing after the 2023 Annual Meeting assuming all 6 nominees are elected at the 2023 Annual Meeting.

4  |  Verisk 2023 Proxy Statement

Item 1

As prescribed by the Nasdaq listing rules, the matrix below reflects the current composition of our Board of 14 directors as of April 7, 2023, which is the date of the filing of this Proxy Statement. The numbers in parentheses and indicated with an asterisk below reflect the future composition of our Board of 10 directors immediately following the 2023 Annual Meeting assuming all 6 director nominees standing for election at the 2023 Annual Meeting are elected.

Board Diversity Matrix as of April 7, 2023

Total Number of Directors	14 (10*)

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	5 (4*)	9 (6*)	0	0

Part II: Demographic Background

African American or Black	0	2 (2*)	0	0

White	5 (4*)	7 (4*)	0	0

Verisk 2023 Proxy Statement  |  5

Item 1

Nominees for Election at the 2023 Annual Meeting

Nominees for terms continuing until 2024

Retired Four-Star General, U.S. Army Independent Director Age: 64 Director since: 2020 Committees: • Governance, Corporate Sustainability and Nominating • Talent Management and Compensation	Vincent K. Brooks

Career Highlights

Vincent K. Brooks is a career Army officer who served in the U.S. Army for over 42 years, retiring from active duty in 2019 as a four-star general. General Brooks spent his final seventeen years as a general officer and in nearly all of those years in command of large, complex military organizations in challenging situations. During his tenure in the Army, he gained uncommon experience in leading through complex, ambiguous situations with significant national security interests and risks at stake. He handled crisis management, public communications, risk management and mitigation, budgetary assessment, leadership and management, international relations and interactions, cyber defense and protection, congressional engagement and strategic planning. General Brooks is also a principal with WestExec Consulting, a visiting Senior Fellow at Harvard Kennedy School’s Belfer Center for Science and International Affairs, and a Distinguished Fellow at the University of Texas with both the Clements Center for National Security and the Strauss Center for International Security and Law. General Brooks currently holds an endowed chair at West Point (the Class of 1951 Chair for the Study of Leadership with the Department of Behavioral Sciences and Leadership) and since 2022 has been a member of the Department of Defense Advisory Committee on Diversity and Inclusion. General Brooks is a Certified Corporate Director by the National Association of Corporate Directors (NACD) and is NACD-certified in cyber security oversight.

Current Other Public Company Directorships

Jacobs Solutions Inc. (NYSE: J), Diamondback Energy (NASDAQ: FANG)

Other Professional Experience and Community Involvement

General Brooks has served on the board of the Gary Sinese Foundation since March 2019 and the board of the Korean Defense Veterans Association since 2020.

Qualifications

In assessing General Brooks’ skills and qualifications to serve on our Board, our directors considered General Brooks’ strong leadership skills, together with his deep knowledge of policy, strategy and geopolitical matters.

Retired Chief Executive Officer, Farmers Group, Inc. Independent Director Age: 66 Director since: 2022 Committees: • Audit • Finance and Investment	Jeffrey Dailey

Career Highlights

Jeffrey Dailey has had a career in the insurance industry spanning more than three decades. Mr. Dailey held the position of CEO of Farmers Group, Inc., a subsidiary of Zurich Insurance Group, from 2012 until his retirement at the end of 2022, and he continues to serve as its Chairman of the Board of Directors. At Farmers, Mr. Dailey spearheaded the company’s transformation to a customer-centric and innovation-focused organization and led the acquisition and integration of MetLife’s property and casualty business.

Other Professional Experience and Community Involvement

Mr. Dailey is a board member of The Institutes, a leading provider of education and research on risk management and insurance.

Qualifications

In assessing Mr. Dailey’s skills and qualifications to serve on our Board, our directors considered his extensive experience as an executive in the insurance industry.

6  |  Verisk 2023 Proxy Statement

    Item 1

Nominees for terms continuing until 2024

Experienced Board Director, Insurance and Global Information Services Industries

Independent Director

Age: 71

Director since: 2022

Committees:

•  Finance and Investment

•  Talent Management and Compensation

Wendy Lane

Career Highlights

Wendy Lane brings over 30 years of board experience overseeing strategic, operational, and financial changes at public companies, along with over 15 years of investment banking experience at Donaldson, Lufkin & Jenrette and Goldman Sachs, where she engaged in a full range of value creation and transactional matters across industries. Ms. Lane has extensive experience in the insurance and information services industries.

Current Other Public Company Directorships

Envestnet (NYSE: ENV)

Prior Other Public Company Directorships

Willis Towers Watson Plc (NASDAQ: WTW), CoreLogic, Inc. (NYSE: CLGX), MSCI, Inc. (NYSE: MSCI)

Qualifications

In assessing Ms. Lane’s skills and qualifications to serve on our Board, our directors considered her extensive experience in the insurance and information services industries as well as her current and past service as a director on other public company boards across the globe providing international experience and perspectives.

Retired Executive, Technology and Global Information Services Industries Independent Director Age: 60 Director since: 2022 Committees: • Audit • Talent Management and Compensation	Kimberly S. Stevenson

Career Highlights

Kimberly S. Stevenson has had a long career in the technology industry, most recently serving as senior vice president and general manager of the Foundational Data Services Business Unit at NetApp, a global provider of cloud data services from January 2020 to August 2021. Previously, Ms. Stevenson served as senior vice president and general manager of the Data Center Group of Lenovo from May 2017 to October 2018 and as a corporate vice president at Intel from September 2009 to February 2017.

Current Other Public Company Directorships

Quarterhill (XTSE: QTRH), Mitek Systems (NASDAQ: MITK),

Prior Other Public Company Directorships

Skyworks Solutions, Inc. (NASDAQ: SWKS), Boston Private Financial Holdings (NASDAQ: BPFH), Cloudera (NYSE: CLDR), Riverbed Technology (NASDAQ: RVBD)

Other Professional Experience and Community Involvement

Ms. Stevenson currently serves on the board of Ambiq Micro, a privately held semiconductor company.

Qualifications

In assessing Ms. Stevenson’s skills and qualifications to serve on our Board, our directors considered her deep expertise in technology, finance and digital innovation as well as her current and past service as a director on other technology-focused public company boards.

Verisk 2023 Proxy Statement  |  7

Item 1

Nominees for terms continuing until 2024

President and CEO Age: 55 Director since: 2022 Committees: • Executive	Lee M. Shavel

Career Highlights

Lee M. Shavel was appointed our Chief Executive Officer following the 2022 Annual Meeting and was elected as a director at the 2022 Annual Meeting. He assumed the title of President in January 2023. Mr. Shavel was our Group President from February 2021 to May 2022, and was Chief Financial Officer from 2017 to 2022. Prior to joining Verisk, Mr. Shavel served as Chief Financial Officer and Executive Vice President, Corporate Strategy of Nasdaq, Inc. from May 2011 to March 2016. Before joining Nasdaq, Mr. Shavel was Americas Head of Financial Institutions Investment Banking at Bank of America Merrill Lynch. Previously, he was Head of Finance, Securities and Technology and Global COO for the Financial Institutions Group at Merrill Lynch. Mr. Shavel joined Merrill Lynch in 1993 as an Associate, coming from Citicorp where he worked as an Associate in the Financial Institutions Group.

Current Other Public Company Directorships

FactSet Research Systems, Inc. (NYSE: FDS)

Prior Other Public Company Directorships

Investment Technology Group, Inc. (NYSE: ITG)

Qualifications

In assessing Mr. Shavel’s skills and qualifications to serve on our Board, our directors considered his in-depth operations, management and financial experience and knowledge gained from the various executive positions held by Mr. Shavel within Verisk since 2017, as well as his current and past service as a director on other public company boards.

President and Chief Executive Officer, Intelligent Operating Solutions, Fortive Independent Director Age: 50 Director since: 2022 Committees: • Audit • Finance and Investment	Olumide Soroye

Career Highlights

Olumide Soroye serves as President and CEO of Intelligent Operating Solutions (IOS) at Fortive Corporation, a position he has held since August 2021, overseeing a portfolio of brands that generate strong growth, margins, and cashflow profile. Before joining Fortive, Mr. Soroye was managing director at CoreLogic from September 2013 to August 2021, where he led the transformation of the company into a highly profitable growth engine through data-driven digital workflow innovation and strategic acquisitions. He previously served as SVP of technology at QuinStreet and spent more than a decade focused on growth, product, and sales strategy in the technology sector as a partner at McKinsey & Company. Over the past 25 years, Mr. Soroye has served as an advisor or executive to more than 50 corporations.

Qualifications

In assessing Mr. Soroye’s skills and qualifications to serve on our Board, our directors considered his track record of developing market-leading software and data-enabled workflow solutions and significantly accelerating growth and profitability for companies across a broad range of verticals.

Our Board unanimously recommends a vote “FOR” the election of all six (6) nominees. Proxies solicited by our

Board will be voted “FOR” these nominees unless otherwise instructed.

8  |  Verisk 2023 Proxy Statement

Item 1

Continuing Directors

Directors with three-year terms continuing until 2024

Principal,

WhiteGate Partners LLC

Independent Director

Age: 66

Director since: 2009 (served as a director of Verisk’s predecessor company, Insurance Services Office, Inc. from 2005 to 2009)

Committees:

•  Audit

•  Finance and Investment

Samuel G. Liss

Career Highlights

Samuel G. Liss is the principal of WhiteGate Partners LLC, a financial services advisory firm, and an Adjunct Professor at New York University Stern Graduate School of Business. Previously, Mr. Liss served as Executive Vice President and Group Business Head at The Travelers Companies, overseeing corporate business development and one of three operating divisions —Financial, Professional Lines and International Insurance. Mr. Liss also served as Executive Vice President at The St. Paul Companies, an international commercial lines insurer. Earlier in his career, Mr. Liss was a Managing Director in the Investment Banking and the Equities divisions at Credit Suisse First Boston, working with financial and business services companies. Mr. Liss began his career in the equities division at Salomon Brothers.

Current Other Public Company Directorships

Argo Group International Holdings, Ltd. (NYSE: ARGO)

Prior Other Public Company Directorships

DST Systems, Inc. (NYSE: DST)

Other Professional Experience and Community Involvement

Mr. Liss currently serves on the Board of Directors of JS Held, a private global consulting firm. He formerly served on the Boards of Ironshore, Inc. and Nuveen Investments, Inc.

Qualifications

In assessing Mr. Liss’ skills and qualifications to serve on our Board, our directors considered his management and operational experience gained as a senior executive of a global insurance business, his expertise in investment banking and the capital markets, and his Board governance experience.

Retired Chairman and Chief Executive Officer, ID Analytics Independent Board Chair Age: 63 Director since: 2015 Committees: • Executive	Bruce Hansen

Career Highlights

Bruce Hansen brings three decades of experience building companies across the big data, AI/analytics, and fin-tech industries. From 2002 to 2012, Mr. Hansen served as Chairman and CEO of ID Analytics, a company he co-founded. Prior to that, Mr. Hansen served as President of HNC Software, Inc., a publicly traded company. Mr. Hansen has also held executive roles at CASA Inc., CitiGroup, ADP and JPMorgan Chase.

Current Other Public Company Directorships

Mitek Systems (NASDAQ: MITK), LivePerson (NASDAQ: LPSN)

Other Professional Experience and Community Involvement

Mr. Hansen is an active member of the National Association of Corporate Directors.

Qualifications

In assessing Mr. Hansen’s skills and qualifications to serve on our Board, our directors considered his management and operations experience gained as a senior executive of multiple data analytics businesses, as well as his experience gained by his current and past service on other public company boards.

Verisk 2023 Proxy Statement  |  9

Item 1

Directors with three-year terms continuing until 2024

Retired Chief Executive Officer, National Association of Insurance Commissioners

Independent Director

Age: 66

Director since: 2013

Committees:

•  Governance, Corporate Sustainability and Nominating (Chair)

•  Talent Management and Compensation

•  Executive

Therese M. Vaughan

Career Highlights

Therese M. Vaughan is currently the Professional Director of the Emmett J. Vaughan Institute of Risk Management and Insurance at the University of Iowa, a position she has held since 2021. Dr. Vaughan previously served as Executive-in-Residence, Distinguished Professor, Interim Dean and Dean of the College of Business and Public Administration at Drake University. Dr. Vaughan is a leading expert in insurance regulation having served as Chief Executive Officer of the National Association of Insurance Commissioners from February 2009 to November 2012 and as Commissioner of the Iowa Insurance Division, directing all insurance business transacted in the State of Iowa, from August 1994 to December 2004.

Current Other Public Company Directorships

West Bancorporation (NASDAQ: WTBA), American International Group (NYSE: AIG)

Prior Other Public Company Directorships

Validus Holdings, Ltd. (NASDAQ: VR), Principal Financial Group, Inc. (NASDAQ: PFG), Endurance Specialty Holding Ltd. (NYSE: ENH)

Other Professional Experience and Community Involvement

Dr. Vaughan has served on the Boards of Directors of Wellmark Blue Cross and Blue Shield since 2013. She’s an Associate of the Society of Actuaries (ASA), a Chartered Property Casualty Underwriter (CPCU), and an Associate of the Casualty Actuarial Society (ACAS).

Qualifications

In assessing Dr. Vaughan’s skills and qualifications to serve on our Board, our directors considered her deep knowledge of the insurance industry and regulatory environment gained from her experience with the National Association of Insurance Commissioners and as Commissioner of the Iowa Insurance Division.

President and Chief Executive Officer, Zone Oil & Gas, LLC Independent Director Age: 62 Director since: 2016 Committees: • Audit (Chair) • Finance and Investment • Executive	Kathleen A. Hogenson

Career Highlights

Kathleen A. Hogenson is an accomplished executive and entrepreneur with extensive worldwide operational and leadership experience. Ms. Hogenson brings more than 30 years of experience managing global company portfolios, driving global growth, navigating geopolitical issues and optimizing the workforce through skills, data and software. Ms. Hogenson has served as the President and Chief Executive Officer of Zone Oil & Gas, LLC, a company providing advisory and valuation services in energy, since 2007. Ms. Hogenson served as President and Chief Executive Officer of Zone Energy, LLC, a company she founded in 2009 and sold in 2015. Previously, Ms. Hogenson was President of Santos USA Corporation and Vice President of exploration and production technology for Unocal Corporation.

Current Other Public Company Directorships

First Quantum Minerals Ltd. (XTSE: FM), Tamarack Valley Energy (XTSE: TVE)

Prior Other Public Company Directorships

Cimarex Energy Co. (NYSE: XEC), Petrofac Limited (LSE: PFC)

Other Professional Experience and Community Involvement

Ms. Hogenson has previously served on the Board of Directors of Parallel Petroleum LLC and on the advisory Board of Samsung Oil & Gas USA Corporation.

Qualifications

In assessing Ms. Hogenson’s skills and qualifications to serve on our Board, our directors considered her proven entrepreneurial track record and extensive global commercial, operational and strategic knowledge and experience.

10  |  Verisk 2023 Proxy Statement

Corporate Governance

Corporate Governance Strengths

We are committed to good corporate governance, which promotes the long-term interests of our shareholders and strengthens our Board and management accountability. Highlights of our corporate governance practices include the following:

Corporate Governance Highlights

•	Proxy access for qualifying shareholders to nominate directors

•	Majority voting in uncontested director elections

•	Separate roles of Independent Chair and CEO

•	100% independent members on the Audit; Finance and Investment; Governance, Corporate Sustainability and Nominating; and Talent Management and Compensation Committees

•	Board refreshment with five new directors appointed last year

•	Mandatory director retirement age of 75

•	Annual Say-on-Pay vote

•	No Poison Pill

•	Robust stock ownership guidelines for directors and executive officers

•	Executive compensation “clawback” policy

•	Policy of no hedging or pledging of Company securities

•	Annual Board and Committee Evaluations

•	Executive and Independent Director sessions after every Board and Committee Meeting

•	Periodic reviews of Committee Charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics

Actions Taken in 2022 to Strengthen Corporate Governance

Our Board, in coordination with our Governance, Corporate Sustainability and Nominating Committee, deliberates on and discusses the appropriate governance structure of our Company. During 2022, the Governance, Corporate Sustainability and Nominating Committee reviewed and made recommendations to the Board, and the Board approved changes and updates to the following governance practices and policies of the Company:

•	The previously combined role of the Board Chair and CEO were separated with Bruce Hansen appointed as Independent Chair of the Board.

•	Shareholders approved the Board-recommended Declassification Amendment at the 2022 Annual Meeting providing for the annual election of directors and the phasing-out of the classified staggered board structure.

•	Board composition was substantially refreshed with five new directors appointed in 2022, including four independent directors, Jeffrey Dailey, Wendy Lane, Olumide Soroye, and Kimberly Stevenson, plus Lee M. Shavel, our recently promoted President and CEO, each bringing fresh perspectives and valuable skill and experience sets.

•	The then-existing Compensation Committee was renamed as the Talent Management and Compensation Committee, and its charter was updated to reflect the Committee’s increased oversight responsibility of human capital and talent management programs and strategies.

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Corporate Governance

Proxy Access

The Company’s Amended and Restated By-Laws permit one or a group of up to 20 shareholders who, in the aggregate, own continuously for at least three years, shares of our company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, to nominate up to the greater of two or 20% of our Board and have such nominations included in our proxy materials, provided that the shareholder(s) and nominee(s) meet the requirements in our By-Laws. Shareholders who wish to nominate directors for inclusion in next year’s Proxy Statement or directly at the 2024 Annual Meeting should follow the instructions set forth in the section titled “Shareholder Proposals and Nominations” in this Proxy Statement.

Committee Leadership Refreshment

Our Board believes it is important that Board Committee leadership roles be filled by directors with appropriate skills and experience, and that succession planning is necessary in order to ensure continuity of Board leadership. The Independent Board Chair and Committee Chairs are appointed for one-year terms. On an annual basis, the Governance, Corporate Sustainability and Nominating Committee reviews the selection of the Independent Board Chair and the Chairs of each Committee to evaluate the utility of any changes for the coming year. During 2022, based on the recommendations of the Governance, Corporate Sustainability and Nominating Committee, the Board appointed Bruce Hansen as Chair of the Executive Committee (succeeding Scott G. Stephenson), Kathleen A. Hogenson as Chair of the Audit Committee (succeeding Bruce Hansen), Annell R. Bay as Chair of the Talent Management and Compensation Committee, Christopher M. Foskett as Chair of the Finance and Investment Committee (succeeding Samuel G. Liss), and Therese M. Vaughan as Chair of the Governance, Corporate Sustainability and Nominating Committee, each for one-year terms.

Leadership Structure and Separate Chair of the Board and CEO; Independent Chair

Upon the retirement of Scott G. Stephenson, our former Chairman, President and CEO in May 2022, the roles of Chair of the Board and CEO were separated. In May 2022 the Board appointed Bruce Hansen as Independent Board Chair serving a one-year term and as of the 2022 Annual Meeting Lee M. Shavel was promoted to CEO and elected as a director.

By separating the Chair of the Board and CEO roles, we believe such leadership structure will assist in the transition of our newly installed CEO, promote a more robust corporate governance program by increasing the Board’s independence from management which leads to more effective monitoring and oversight and align our Company with an increasing number of leading public companies.

Director Independence

Currently, our Board of Directors has fourteen directors. Under our bylaws, our Board may consist of between seven and fifteen directors, as the Board may determine. Thirteen of our current fourteen directors are “independent” as determined by the Board, consistent with the Nasdaq listing rules: Annell R. Bay, Vincent K. Brooks, Jeffrey Dailey, Christopher M. Foskett, Bruce Hansen, Kathleen A. Hogenson, Constantine P. Iordanou, Wendy Lane, Samuel G. Liss, Kimberly S. Stevenson, Olumide Soroye, Therese M. Vaughan, and David B. Wright. Lee M. Shavel, our current President and Chief Executive Officer, who is also serving as a director, is not considered independent.

12  |  Verisk 2023 Proxy Statement

Corporate Governance

Board Meetings and Director Attendance

Our bylaws provide that the Board of Directors may designate one or more committees. We currently have five committees: Executive Committee, Audit Committee, Talent Management and Compensation Committee, Finance and Investment Committee, and Governance, Corporate Sustainability and Nominating Committee. Our Board met 14 times in 2022. In 2022, all directors attended at least 75% of the meetings of the Board and of the committees on which the directors served that were held while such directors were members.

Member	Executive Committee	Audit Committee	Talent Management and Compensation Committee	Finance and Investment Committee	Governance, Corporate Sustainability and Nominating Committee
Annell R. Bay	✓		CHAIR		✓
Vincent K. Brooks			✓		✓
Jeffrey Dailey		✓		✓
Christopher M. Foskett	✓			CHAIR	✓
Bruce Hansen	CHAIR
Kathleen A. Hogenson	✓	CHAIR		✓
Constantine P. Iordanou				✓	✓
Wendy Lane			✓	✓
Samuel G. Liss		✓		✓
Lee M. Shavel	✓
Olumide Soroye		✓		✓
Kimberly S. Stevenson		✓	✓
Therese M. Vaughan	✓		✓		CHAIR
David B. Wright		✓	✓

Meetings in 2022	0	7	7	7	8

The Executive Committee currently consists of Bruce Hansen (Chair), Annell R. Bay, Christopher M. Foskett, Kathleen A. Hogenson, and Therese M. Vaughan. The Executive Committee exercises all the power and authority of the Board of Directors (except those powers and authorities that are reserved to the full Board of Directors under Delaware law) between regularly scheduled Board of Directors meetings. The Executive Committee also makes recommendations to the full Board of Directors on various matters. The Executive Committee meets as necessary upon the call of the Chair of the Board. The Executive Committee did not meet in 2022 as all relevant matters were handled at meetings of the full Board of Directors.

The Audit Committee currently consists of Kathleen A. Hogenson (Chair), Jeffrey Dailey, Samuel G. Liss, Olumide Soroye, Kimberly S. Stevenson, and David B. Wright, all of whom the Board has determined are “independent” as defined under Nasdaq listing rules. Each member of our Audit Committee is financially literate, as such term is interpreted by our Board. In addition, each member of the Audit Committee meets the qualifications of an “audit committee financial expert” in accordance with SEC rules, as determined by our

Board. The Audit Committee reviews the internal accounting and financial controls for the Company and the accounting principles and auditing practices and procedures to be employed in preparation and review of the financial statements of the Company. The Audit Committee also provides assistance to our Board of Directors in fulfilling its responsibilities with respect to our compliance with legal and regulatory requirements. In addition, the Audit Committee makes recommendations to the Board of Directors concerning the engagement of the independent accounting firm and the scope of the audit to be undertaken by such auditors. The Audit Committee met seven times in 2022.

The Talent Management and Compensation Committee currently consists of Annell R. Bay (Chair), Vincent K. Brooks, Wendy Lane, Kimberly S. Stevenson, Therese M. Vaughan, and David B. Wright, all of whom the Board has determined are “independent” as defined under Nasdaq listing rules and qualify as “non-employee directors” within the meaning of Section 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Talent Management and Compensation Committee reviews and, as it deems appropriate, recommends to the Board of Directors, policies, practices and procedures relating to the compensation of the CEO

Verisk 2023 Proxy Statement  |  13

Corporate Governance

and of each of the Company’s other executive officers and non-employee directors and the establishment and administration of employee benefit plans. The Talent Management and Compensation Committee’s responsibilities with respect to director and officer compensation are described in more detail in the “Compensation Governance” section herein. The Talent Management and Compensation Committee also exercises all authority under the Company’s employee equity incentive plans and advises and consults with the officers of the Company as may be requested regarding managerial personnel policies. The Talent Management and Compensation Committee may delegate its authority to subcommittees or the Chair of the Talent Management and Compensation Committee when it deems it appropriate and in the best interests of the Company. The Talent Management Compensation Committee met seven times in 2022.

The Finance and Investment Committee currently consists of Christopher M. Foskett (Chair), Jeffrey Dailey, Kathleen A. Hogenson, Constantine P. Iordanou, Wendy Lane, Samuel G. Liss, and Olumide Soroye.

The Finance and Investment Committee meets as necessary to establish, monitor and evaluate the Company’s investment policies, practices and advisors and to advise management and the Board of Directors on the Company’s operation and financial strategies, including capital structure, capital market transactions, financing transactions, strategic investments, acquisitions, divestitures and other opportunities. The Finance and Investment Committee met seven times in 2022.

The Governance, Corporate Sustainability and Nominating Committee currently consists of Therese M. Vaughan (Chair), Annell R. Bay, Vincent K. Brooks, Christopher M. Foskett, and Constantine P. Iordanou, all of whom the Board has determined are “independent” as defined under Nasdaq listing rules. The Governance, Corporate Sustainability and Nominating Committee reviews and, as it deems appropriate, recommends to the Board of Directors policies and procedures relating to corporate governance policies, environmental, social and governance (“ESG”) oversight, and director and committee nominations, including consideration of shareholder nominees. The Governance, Corporate Sustainability and Nominating Committee met eight times in 2022.

Written Committee Charters

Our Board has adopted a written charter for each of the Audit Committee, Talent Management and Compensation Committee, Executive Committee, Finance and Investment Committee and Governance, Corporate Sustainability and Nominating Committee setting forth the roles and responsibilities of each committee, each of which is available on our website at the “Governance – Governance Documents” link under the “Investors” link at www.verisk.com.

Director Attendance at Annual Meetings

Pursuant to the Company’s Corporate Governance Guidelines, directors are expected to attend annual meetings of shareholders. All of our directors attended the 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”).

Independent Executive Sessions

The Company’s Corporate Governance Guidelines provide that non-employee directors may meet in executive sessions and the Independent Board Chair will preside over these executive sessions. If any non-employee directors are not independent, then the independent directors will meet in executive sessions and the Independent Board Chair will preside over these executive sessions. In 2022, after every Board and committee meeting an executive session consisting of independent directors was convened.

Communications with Directors

Shareholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, the Independent Board Chair, any individual director or any group or committee of directors (including the independent directors as a group), correspondence should be addressed to the Board or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent to the attention of Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310. Items that are unrelated to a director’s duties and responsibilities as a Board member, such as junk mail, may be excluded by the Corporate Secretary. Any communication to report potential issues regarding accounting, internal controls and other auditing matters should be marked “Personal and Confidential” and sent to Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310, Attention: Chair of the Audit Committee of Verisk Analytics, Inc. (or the designated director(s)), in care of Corporate Secretary. Our Policy for Reporting Concerns Related to Accounting, Auditing and Ethical Violations (Whistleblower Policy) is available on our website at the “Governance — Governance Documents” link under the “Investors” link at www.verisk.com.

14  |  Verisk 2023 Proxy Statement

Corporate Governance

Mandatory Retirement

No current director or nominee has reached the Company’s mandatory retirement age of 75 for directors under our Corporate Governance Guidelines.

Compensation Governance

The Talent Management and Compensation Committee will consist of at least three members, all of whom must be independent directors meeting the independence requirements of the Nasdaq listing rules. The Talent Management and Compensation Committee currently consists of six members, each of whom the Board has determined qualifies as a “non-employee director” within the meaning of Section 16b-3 under the Exchange Act. The Talent Management and Compensation Committee has the responsibility and authority to approve performance-based compensation for the Company’s executive officers.

The Talent Management and Compensation Committee is responsible for determining, or recommending to the Board for determination, annually all compensation awarded to the Company’s executive officers, including the CEO and the other executive officers named in the “Summary Compensation Table” herein (“named executive officers” or “NEOs”). In addition, the Talent Management and Compensation Committee administers the Company’s equity incentive plans, including reviewing and approving equity grants to executive officers and non-employee directors. Information on the Talent Management and Compensation Committee’s processes, procedures and analysis of NEO compensation for fiscal 2022 is addressed in the “Compensation Discussion and Analysis” section herein.

The Talent Management and Compensation Committee actively engages in its duties and follows procedures intended to ensure excellence in compensation governance, including those described below:

•	Identifying, reviewing and approving corporate goals and objectives relevant to executive officer compensation.

•	Evaluating each executive officer’s performance in light of such goals and objectives and setting each executive officer’s compensation based on such evaluation and such other factors as the Talent Management and
Compensation Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation).

•	Determining any long-term incentive component of each executive officer’s compensation.

•	Annually reviewing and approving the magnitude and structure of compensation (including cash and equity-based compensation) for the Company’s non-executive directors as the Talent Management and Compensation Committee deems appropriate and in the best interests of the Company (including the cost to the Company of such compensation).

•	Annually reviewing the Company’s management succession planning, including policies for CEO selection and succession in the event of the incapacitation, retirement or removal of the CEO, and evaluations of, and development plans for, any successors to the CEO.

Additional information about our executive compensation plans and arrangements and their administration is described in the “Compensation Discussion and Analysis” section herein and the accompanying executive compensation tables. The Talent Management and Compensation Committee may delegate the administration of these plans as appropriate, including to one or more officers of the Company, to subcommittees of the Board or to the Chair of the Talent Management and Compensation Committee when it deems it appropriate and in the best interests of the Company.

The Talent Management and Compensation Committee has the sole authority to retain and terminate any advisor, including any compensation consultant assisting the Talent Management and Compensation Committee in the evaluation of CEO or other executive officer compensation, including authority to approve all such fees and other retention terms. As further described in the “Compensation Discussion and Analysis” section herein, during 2022, the Talent Management and Compensation Committee retained an independent compensation consultant. In developing its views on compensation matters and determining the compensation awarded to our NEOs, the Talent Management and Compensation Committee also obtains input from the Company’s Human Resources department, which collects information and prepares materials for the Talent Management and Compensation Committee’s use in compensation decisions.

Verisk 2023 Proxy Statement  |  15

Corporate Governance

Criteria for Board Candidates, Including Board Diversity

The Board seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, enhance the Board’s effectiveness and result in the Board having a broad range of skills, expertise and industry-

knowledge relevant to the Company’s business. In addition, the Governance, Corporate Sustainability and Nominating Committee and the Board include diversity of viewpoints, background, experience and other demographics among the criteria they consider in connection with selecting candidates for the Board. Two of the many factors the Board and the Governance, Corporate Sustainability and Nominating Committee carefully consider in the selection of new directors are the importance to the Company of race/ethnicity and gender diversity in board composition. In conducting its search for new directors, the Board has utilized a process that requires the final pool of candidates to include potential directors who would increase the Board’s diversity with respect to race/ethnicity/national origin and/or gender. Furthermore, the Board has committed to increasing the diversity of the Board with purpose and pace. As a result of these initiatives, of the nine most recent directors added to the Board since 2016, five are women and two are African American or Black.

Shareholder Recommendations for Board Candidates

The Governance, Corporate Sustainability and Nominating Committee will consider any director candidates recommended by shareholders who submit a written request to the Corporate Secretary of the Company. The candidates should meet the director qualification criteria. The Governance, Corporate Sustainability and Nominating Committee evaluates all director candidates and nominees in the same manner regardless of the source.

Shareholders may make recommendations at any time by writing to the Governance, Corporate Sustainability and Nominating Committee, c/o Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686. Nominations for the 2023 Annual Meeting must be received pursuant to the deadlines set forth in the Company bylaws as discussed under “Shareholder Proposals and Nominations.”

Board Role in Risk Oversight

The Board of Directors oversees the Company’s enterprise-wide approach to the major risks facing the Company and, with the assistance of the Audit, Talent Management and Compensation and Governance, Corporate Sustainability and Nominating Committees, oversees the Company’s policies for assessing and managing its exposure to risk.

Board. The Company’s Enterprise Risk Group and Compliance Group conduct annual risk assessments, the results of which are reported to the full Board. The risk assessment process seeks to identify, and segregate risks based on their nature and/or potential significance. The Board reviews the prioritization of risks such as cyber risk, compliance risk and others, and the Company’s mitigation actions related to those risks.

Audit Committee. The Audit Committee reviews financial and reporting risk with management and the auditors. The Company’s Internal Audit department uses the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) framework in assessing risk and reviews the results of the Enterprise Risk Group’s and Compliance Group’s risk assessments in establishing the annual Internal Audit Plan. The Internal Audit Plan is reviewed and approved by the Audit Committee. The Chief Internal Auditor reports both to the Chair of the Audit Committee and to the Chief Legal Officer. The Audit Committee reviews and discusses with the Chief Internal Auditor the Company’s internal system of audit and financial controls, enterprise risk information, and the periodic report of audit activities. Finally, on a quarterly basis, management reviews its progress on the testing and mitigation of any identified risks with the Audit Committee.

Governance, Corporate Sustainability and Nominating Committee. The Governance, Corporate Sustainability and Nominating Committee evaluates the Company’s key ESG risks and opportunities, and reports on them to the Board periodically.

Talent Management and Compensation Committee. The Talent Management and Compensation Committee considers risk in establishing and evaluating compensation policies. For a more detailed discussion, please see the “Risk Assessment Regarding Compensation Policies and Practices” section herein.

The Board’s role in risk oversight has not had any effect on the Board’s leadership structure.

16  |  Verisk 2023 Proxy Statement

Corporate Governance

Board Evaluations

Our Board is committed to continuous improvement and recognizes the fundamental role a robust Board and Committee evaluation process plays in ensuring that our Board maintains an optimal composition and is functioning effectively.

Board Self-Evaluations. The Governance, Corporate Sustainability and Nominating Committee conducts an annual self-evaluation of our Board’s effectiveness in order to identify opportunities where an enhancement or change in practices may lead to further improvement. In our Board self-evaluation process, all directors provide responses to a written questionnaire, and the Chair of the Governance, Corporate Sustainability and Nominating Committee along with the Independent Board Chair interviews all directors on the following Board effectiveness topics:

Board Effectiveness Topics evaluated in 2022

•	Board Composition, Structure and Size

•	Meeting Dynamics

•	Leadership and Individual Contributions

•	Access to Information

•	Interaction with Management

•	Strategic Planning and Goal Setting

•	Fostering Innovation

•	Operational Matters

•	Financial Matters

•	Risk Oversight

•	ESG Oversight

•	Governance

The results of the directors’ interviews and the responses provided are analyzed and presented to the full Board in a report that includes both strengths in Board effectiveness and opportunities for enhancing Board effectiveness. The Governance, Corporate Sustainability and Nominating Committee uses the results of the evaluation in determining the characteristics and skills required of prospective candidates for election to the Board. It also uses these results to make recommendations to the Board with respect to assignments of Board members to various Board Committees.

Committee Self-Evaluations. Each Committee of the Board (other than the Executive Committee) annually evaluates its performance as a Committee. The evaluation process is sim-

ilar to that of the Board and is also facilitated by the Chair of the Governance, Corporate Sustainability and Nominating Committee along with the Independent Board Chair. Each Committee’s evaluation is focused on the Committee’s effectiveness in performing its key functions. The outcome of each Committee’s self-evaluation is reported to the respective Committee, the Governance, Corporate Sustainability and Nominating Committee and the full Board. The Chair of each Committee or the Governance, Corporate Sustainability and Nominating Committee may make recommendations for improvement to the Board.

Succession Planning

Our Board recognizes that one of its most critical responsibilities is to guarantee excellence and stability in our Company’s senior leadership. As a result, our Board is actively engaged in talent management. Our Board oversees the development of executive talent and plans for the succession of our Board, our Committee Chairs, our Independent Board Chair and Chief Executive Officer and other senior members of executive management.

Board Succession Planning. The Governance, Corporate Sustainability and Nominating Committee considers the critical needs of the Company regularly, taking into account the results of the annual Board and Committee evaluations and other relevant data to assess Board skills and the leadership capabilities of existing directors, including to evaluate the appropriateness of new or different Committee service for our directors and to identify sitting directors who are ready to fill the role of Chair of each of our Committees should one of those directors vacate his or her position unexpectedly or upon retirement.

Chief Executive Officer Succession Planning. Our Board is responsible for the selection of our CEO. Our Board regularly reviews leadership development initiatives and identifies and periodically updates the skills, experience and attributes that they believe are required to be an effective CEO in light of the Company’s business strategy, prospects and challenges. As part of its regular succession planning review process, the Board had requested and received from Mr. Stephenson a detailed report on recommendations for short- and long-term succession plans for the CEO position, including in the event of unanticipated vacancy, and engaged with various external advisors regarding leadership development and assessment and search firms to identify internal and external candidates. This review process ultimately resulted in the Board’s appointment in 2022 of Mr. Shavel to succeed Mr. Stephenson as our CEO following Mr. Stephenson retirement as of the 2022 Annual Meeting.

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Corporate Governance

Corporate Governance Documents

Verisk maintains a corporate governance website at the “Governance — Governance Documents” link under the “Investors” link at www.verisk.com.

Our Corporate Governance Guidelines (including our director independence standards); Code of Business Conduct and Ethics; and Audit, Talent Management and Compensation, Executive, Finance and Investment, and Governance, Corporate Sustainability and Nominating Committee charters are available on our website at the “Governance — Governance Documents” link under the “Investors” link at www.verisk.com and are available to any shareholder who requests them by writing to Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, New Jersey 07310, Attention: Corporate Secretary. The materials on our website are not part of or incorporated by reference in this Proxy Statement.

Our Code of Business Conduct and Ethics applies to our directors, executive officers and employees. If we make any substantive amendment to, or grant a waiver from, a provision of the Code of Business Conduct and Ethics for our chief executive officer (CEO), chief financial officer (CFO), principal accounting officer or controller or persons performing similar functions, we will satisfy the applicable SEC disclosure requirement by disclosing within four business days the nature of the amendment or waiver on our website at the “Governance Documents” link under the “Investors” link at www.verisk.com.

18  |  Verisk 2023 Proxy Statement

Directors’ Compensation

Under the terms of the Company’s Director Compensation Plan approved by the Talent Management and Compensation Committee, each of the Company’s non-employee directors receives annual compensation in the form of (i) an annual retainer, and (ii) an annual equity grant.

Annual Retainer. In 2022 each non-employee director received an annual base retainer fee of $105,000 for membership on the Board of Directors. The chairpersons of the Audit Committee and Talent Management Compensation Committee each received an additional $20,000 annual retainer fee, while each non-employee director who chairs any other committee received an additional $15,000 retainer fee. In 2022, Bruce Hansen, who served as Independent Chair, received an additional $150,000 annual retainer fee.

Each non-employee director may elect to receive the annual retainer in the form of (i) cash, (ii) deferred cash, (iii) shares of Common Stock, (iv) deferred shares of Common Stock, (v) options to purchase Common Stock (not to exceed 25% of the total value of the retainer amounts) or (vi) a combination of the foregoing. Any options taken as a portion of the annual retainer are exercisable for a period of ten years from the date of grant (subject to earlier termination if the individual ceases to be a director of the Company), vest immediately, and have an exercise price equal to the fair market value of the Common Stock on the date of grant.

Equity Grants. In 2022, each non-employee director received an annual equity award having a value of $185,000 as of the grant date pursuant to the Director Compensation Plan. Twenty-five percent (25%) of the value of the annual equity award was awarded in the form of options to purchase Common Stock based on the Black-Scholes value on the date of grant and seventy-five percent (75%) of the value of the annual equity award was awarded in the form of deferred stock units based on the value of a share of Common Stock on the date of grant. Both the option and deferred stock unit awards vest in equal monthly installments over a period of 12 months. The options are exercisable for a period of ten years from the date of grant (subject to earlier termination if the individual ceases to be a director of the Company), and have an exercise price equal to the fair market value of the Common Stock on the date of grant. Shares of Common Stock in respect of deferred stock units will be distributed to the directors upon retirement or other separation from the Board of Directors.

Any retainer amount payable or equity award granted to a director newly appointed or elected to the Board or with respect to any committee chair assignments on a date other than July 1 (the annual scheduled payment and grant date for all directors) will be pro-rated to reflect the remaining portion of the compensation year in which such new director is appointed or elected or new committee chair is assigned.

Director Compensation Limit. Under the terms of the 2021 Equity Incentive Plan, which was approved by our shareholders at the 2021 Annual Meeting, the aggregate grant date fair value of awards granted under the plan to non-employee directors during any single calendar year, plus the total cash compensation paid to such director for services rendered for such calendar year, may not exceed $750,000.

Both Scott G. Stephenson, our former Chairman and Chief Executive Officer who retired in May 2022, and Lee M. Shavel, a director and our current President and Chief Executive Officer, each have not received additional compensation for their respective service on the Board of Directors.

Verisk 2023 Proxy Statement  |  19

Directors’ Compensation and Benefits

The table below shows compensation paid to or earned by the directors during 2022. As noted above, directors may elect to receive compensation in various forms other than cash.

2022 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Total ($)
Annell R. Bay	—	232,623	77,404	310,027
Vincent K. Brooks	105,000	138,838	46,175	290,012
Jeffrey Dailey(4)	105,000	161,031	53,574	319,605
Christopher M. Foskett(5)	—	229,994	76,574	306,567
Bruce Hansen(6)	270,323	138,838	46,175	455,335
Kathleen A. Hogenson(7)	—	265,930	46,175	312,105
Constantine P. Iordanou	—	243,842	46,175	290,017
Laura K. Ipsen(8)	—	—	—	—
Wendy Lane(9)	115,726	153,007	50,887	319,620
Samuel G. Liss	—	217,547	72,468	290,016
Olumide Soroye(10)	—	211,679	40,151	251,830
Kimberly S. Stevenson(11)	115,726	153,007	50,887	319,620
Therese M. Vaughan	120,000	138,838	46,175	305,012
David B. Wright	26,250	191,252	72,514	290,017

(1)

Represents the aggregate grant date fair value of stock and stock option awards granted in 2022 computed in accordance with ASC Subtopic 718-10, “Compensation-Stock Compensation” (ASC Topic 718), excluding forfeiture estimates. For a discussion of the assumptions used to calculate the amounts shown in the option awards and stock awards columns, see Note 17 of the Notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2022.

(2)

At December 31, 2022, directors had outstanding stock awards as follows: (a) Annell R. Bay — 8,530; (b) Vincent K. Brooks — 2,077; (c) Jeffrey Dailey — 922; (d) Christopher M. Foskett — 27,060; (e) Bruce Hansen — 13,112; (f) Kathleen A. Hogenson — 9,210; (g) Constantine P. Iordanou — 289,901; (h) Wendy Lane – 1,020; (i) Samuel G. Liss — 67,352; (j) Olumide Soroye — 1,048; (k) Kimberly S. Stevenson — 875; (l) Therese M. Vaughan — 13,021; (m) David B. Wright — 24,619.

(3)

At December 31, 2022, directors had outstanding option awards as follows: (a) Annell R. Bay — 18,125; (b) Vincent K. Brooks — 3,083; (c) Jeffrey Dailey — 1,169; (d) Christopher M. Foskett — 41,174; (e) Bruce Hansen — 20,242; (f) Kathleen A. Hogenson — 19,432; (g) Constantine P. Iordanou — 72,939; (h) Wendy Lane – 1,108; (i) Samuel G. Liss — 67,352; (j) Olumide Soroye — 738; (k) Kimberly S. Stevenson — 1,108; (l) Therese M. Vaughan — 26,731; (m) David B. Wright — 32,779.

(4)	Amounts include pro-rated annual retainer and equity grants amounts for the 2021-2022 service year issued upon Mr. Dailey’s election to the Board on May 25, 2022.
(5)	Amounts include pro-rated additional annual retainer fee for the 2021-2022 service year issued upon Mr. Foskett’s assumption of the Finance and Investment Committee Chair role on May 25, 2022.
(6)	Amounts include pro-rated additional annual retainer fee for the 2021-2022 service year issued upon Mr. Hansen’s appointment as Independent Chair on May 5, 2022.
(7)	Amounts include pro-rated additional annual retainer fee for the 2021-2022 service year issued upon Ms. Hogenson’s assumption of the Audit Committee Chair role on May 25, 2022.
(8)	Ms. Ipsen did not stand for re-election at the 2022 Annual Meeting and did not receive any compensation in 2022 for her service on the Board of Directors.
(9)	Amounts include pro-rated annual retainer and equity grants amounts for the 2021-2022 service year issued upon Ms. Lane’s election to the Board on May 25, 2022.
(10)	Amounts reflect pro-rated annual retainer and equity grants amounts for the 2022-2023 service year issued upon Mr. Soroye’s election to the Board on August 18, 2022.
(11)	Amounts include pro-rated annual retainer and equity grants amounts for the 2021-2022 service year issued upon Ms. Stevenson’s election to the Board on May 25, 2022.

20  |  Verisk 2023 Proxy Statement

Directors’ Compensation and Benefits

Where no information in the table is given as to a particular type of award with respect to any individual, such individual did not hold or receive such an award during or as of the end of the last fiscal year, as the case may be.

Stock Ownership Requirements for Directors

Directors are subject to minimum equity holding requirements. Each non-employee director is required to hold stock with a value equal to six times their respective annual base retainer (i.e., excluding additional retainer amounts for committee chairs). The “in-the-money” value of vested and unvested options held by such directors is not included in determining compliance with this requirement. Newly elected Directors are required to comply with this requirement no later than the sixth anniversary of their election to the Board.

Annell R. Bay, Christopher M. Foskett, Bruce Hansen, Kathleen A. Hogenson, Constantine P. Iordanou, Samuel G. Liss, Therese M. Vaughan and David B. Wright, each currently holds stock with a value in excess of six times their respective annual base retainer. Vincent K. Brooks, a director elected to the Board on October 1, 2020, Jeffrey Dailey, Wendy Lane and Kimberly S. Stevenson, each a director elected to the Board on May 25, 2022, and Olumide Soroye, a director elected to the Board on August 18, 2022, each has until the sixth anniversary of their election to the Board to comply with the director stock ownership requirement and has not yet reached such anniversary date. Lee M. Shavel, a director and our President and Chief Executive Officer, does not receive an annual retainer for his service on the Board and is subject to and is in compliance with the stock ownership requirement for executive officers described on page 36.

Verisk 2023 Proxy Statement  |  21

Executive Officers of Verisk

Information regarding the ages and past five years’ business experience of our executive officers is as follows:

Lee M. Shavel (55) has been our Chief Executive Officer since May 2022 and our President since January 2023. Mr. Shavel previously served as our Group President since February 2021, and our Chief Financial Officer since November 2017. Prior to joining Verisk, Mr. Shavel served as Chief Financial Officer and Executive Vice President, Corporate Strategy of

Nasdaq, Inc. from May 2011 to March 2016. Before joining Nasdaq, Mr. Shavel was Americas Head of Financial Institutions Investment Banking at Bank of America Merrill Lynch. Previously, he was Head of Finance, Securities and Technology and Global COO for the Financial Institutions Group at Merrill Lynch. Mr. Shavel joined Merrill Lynch in 1993 as an Associate, coming from Citicorp where he worked as an Associate in the Financial Institutions Group. Since June 2020, Mr. Shavel has served on the Board of Directors of FactSet Research Systems, Inc. (NYSE: FDS), and from 2016 to March 2019, Mr. Shavel served as a board director and chair of the Audit Committee of Investment Technology Group, Inc., a publicly traded broker-dealer.

Elizabeth D. Mann (47) has been our Executive Vice President and Chief Financial Officer since September 2022. Ms. Mann drives the Company’s financial strategy and capital management philosophy by focusing on creating long-term value and investing in the highest-return opportunities. Ms. Mann joined Verisk from S&P Global, where she was

CFO of the Ratings and Mobility divisions, after serving as senior vice president of capital management including oversight of S&P Global’s tax and treasury departments. Before that, she held several roles of increasing responsibility at Goldman Sachs, including managing director of the firmwide strategy group and the technology, media, and telecom investment banking group. Before joining corporate America, Ms. Mann was a Moore Instructor and National Science Foundation Postdoctoral Fellow at the Massachusetts Institute of Technology, a position once held by famed mathematician John Nash. Ms. Mann also serves as Vice President of the Board of Trustees of the Winston Churchill Scholarship Foundation of the United States.

Nick Daffan (53) has been our Executive Vice President since December 2018 and Chief Information Officer since July 2015. Mr. Daffan is responsible for technology strategy, operations and delivery of data and analytics. Before his current role, Mr. Daffan was Chief Information Officer of Verisk’s subsidiary, Argus Information and Advisory Services, which he joined in

2000 and was responsible for the Argus data operations, product support, and information technology groups. Prior to joining Argus, Mr. Daffan worked at Unisys Corporation and First Manhattan Consulting Group.

Kathy Card Beckles (48) has been our Executive Vice President and Chief Legal Officer since April 2021. Ms. Card Beckles provides leadership for all legal aspects of our business, as well as leading our corporate governance, compliance and internal audit functions. Ms. Card Beckles also assists the Company and our Board in driving our strategy forward and pursing all the best practices of a modern, well-run public company to maximize performance and ensure transparency. Before joining Verisk, Ms. Card Beckles served as the General Counsel for Consumer Banking and Shared Services and the General Counsel for Credit Cards, Payments, Merchant Services and Digital at JPMorgan Chase (“JPM”). Previously Ms. Card Beckles served as the global chief intellectual property (IP) counsel for JPM. Ms. Card Beckles’ prior legal experience includes the law firm Kenyon & Kenyon (now Hunton Andrews and Kurth), the U.S. Patent and Trademark Office, and the Court of Federal Claims. Prior to her legal career, Ms. Card Beckles honed her operational and strategic problem-solving skills in chemical engineering positions. Ms. Card Beckles is a co-founder of the TEHEKA engineering scholarship at the University of Delaware and a board member of Mobilization for Justice, which offers free legal assistance to low-income New Yorkers. As of 2022, Ms. Card Beckles serves on the Board of Directors of Nasdaq’s U.S. exchange subsidiaries.

Sunita Holzer (61) has been our Chief Human Relations Officer since August 2021. Ms. Holzer leads all aspects of our human resources strategy and operations. Ms. Holzer brings three decades of enterprise-level HR leadership experience across several industries. Before joining Verisk, Ms. Holzer was CHRO at Realogy, handling HR strategy for nearly 12,000 employees. Ms. Holzer also served as CHRO for Computer Sciences Corporation (now DXC Technology), CHRO at Chubb Insurance, and chief diversity officer at American Express. Ms. Holzer is a Human Resources Management Department Advisory Board member at the Rutgers School of Management and Labor Relations. Ms. Holzer serves on the board of directors and is Chair of the Compensation Committee for South Jersey Industries (NYSE: SJI), a publicly traded energy services holding company consisting of a natural gas utility and a group of nonutility energy businesses.

22  |  Verisk 2023 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

Stock Ownership of Directors and Executive Officers.    We encourage our directors, officers and employees to own our Common Stock, as owning our Common Stock aligns their interests with your interests as shareholders. The following table sets forth the beneficial ownership of our Common

Stock by each of our named executive officers and directors, and by all our directors and executive officers as a group, as of February 24, 2023. Percentage of class amounts are based on 154,695,842 shares of our Common Stock outstanding as of February 24, 2023.

In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable, or stock awards that may be settled, within 60 days of February 24, 2023. Shares issuable pursuant to such stock options or stock awards are deemed outstanding for computing the percentage of such person’s holdings but are not outstanding for computing the percentage of any other person. Unless otherwise indicated, the address for each listed shareholder is: c/o Verisk Analytics, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

	Shares of Common Stock Beneficially Owned
	Number of Shares	Percentage of Class
NAMED EXECUTIVE OFFICERS
Lee M. Shavel(1)	115,065	*
Elizabeth D. Mann(2)	19,767	*
Nick Daffan(3)	131,208	*
Kathy Card Beckles(4)	10,465	*
Scott G. Stephenson(5)	574,725	*
Mark V. Anquillare(6)	414,774	*
Directors		*
Annell R. Bay(7)	26,635	*
Vincent K. Brooks(8)	4,993	*
Jeffrey Dailey(9)	1,924	*
Christopher M. Foskett(10)	58,392	*
Bruce Hansen(11)	33,187	*
Kathleen A. Hogenson(12)	28,475	*
Constantine P. Iordanou(13)	362,673	*
Wendy Lane(14)	1,961	*
Samuel G. Liss(15)	140,369	*
Olumide Soroye(16)	1,633	*
Kimberly S. Stevenson(17)	1,816	*
Therese M. Vaughan(18)	39,585	*
David B. Wright(19)	57,231	*

ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (19 PERSONS)	2,024,908	1.31%

(1)

Includes (a) 64,417 shares subject to stock options exercisable within 60 days of February 24, 2023, and (b) 7,083 shares of restricted stock which vest in four equal installments on each anniversary of the shares’ respective grant dates. Amount does not include 6,096 Relative TSR

Verisk 2023 Proxy Statement  |  23

Security Ownership of Certain Beneficial Owners and Management

PSUs granted on January 15, 2021, 5,304 Relative TSR PSUs and 2,715 ROIC PSUs granted on January 15, 2022, 5,667 Relative TSR PSUs and 3,322 ROIC PSUs granted on May 25, 2022, 27,457 Relative TSR PSUs granted on May 25, 2022 and 12,813 Relative TSR PSUs and 8,046 ROIC PSUs granted on January 15, 2023, which are not treated as beneficially owned under SEC rules because the holder does not have the right to acquire the underlying stock within 60 days of February 24, 2023 and, to the extent earned, PSUs will be settled in shares, cash, or a combination of both, at the sole discretion of the Talent Management and Compensation Committee.
(2)

Includes (a) 17,592 shares of restricted stock which vest in two equal installments on the anniversary of the shares’ grant date, and (b) 2,175 shares of restricted stock which vest in four equal installments on each anniversary of the shares’ respective grant dates. Amount does not include 3,462 Relative TSR PSUs and 2,175 ROIC PSUs granted on January 15, 2023, which are not treated as beneficially owned under SEC rules because the holder does not have the right to acquire the underlying stock within 60 days of February 24, 2023 and, to the extent earned, PSUs will be settled in shares, cash, or a combination of both, at the sole discretion of the Talent Management and Compensation Committee.

(3)

Includes (a) 90,723 shares subject to stock options exercisable within 60 days of February 24, 2023, and (b) 7,262 shares of restricted stock which vest in four equal installments on each anniversary of the shares’ respective grant dates. Amount does not include 3,999 Relative TSR PSUs granted on January 15, 2021, 3,378 TSR PSUs and 1,780 ROIC PSUs granted on January 15, 2022, and 3,117 TSR PSUs and 1,957 ROIC PSUs granted on January 15, 2023, which are not treated as beneficially owned under SEC rules because the holder does not have the right to acquire the underlying stock within 60 days of February 24, 2023 and, to the extent earned, PSUs will be settled in shares, cash, or a combination of both, at the sole discretion of the Talent Management Compensation Committee.

(4)

Includes (a) 1,777 shares subject to stock options exercisable within 60 days of February 24, 2023, and (b) 3,151 shares of restricted stock which vest in four equal installments on each anniversary of the shares’ respective grant dates. Amount does not include 2,958 Relative TSR PSUs and 1,514 ROIC PSUs granted on January 15, 2022, and 2,597 Relative TSR PSUs and 1,631 ROIC PSUs granted on January 15, 2023, which are not treated as beneficially owned under SEC rules because the holder does not have the right to acquire the underlying stock within 60 days of February 24, 2023 and, to the extent earned, PSUs will be settled in shares, cash, or a combination of both, at the sole discretion of the Talent Management and Compensation Committee.

(5)

Mr. Stephenson retired as Chairman on May 5, 2022, and retired as President and Chief Executive Officer on May 25, 2022. Includes (a) 241,332 shares subject to stock options exercisable within 60 days of February 24, 2023.

(6)

Mr. Anquillare stepped down as President and Chief Operating Officer as of January 15, 2023 and he longer served as an executive officer as of such date. Includes 309,838 shares subject to stock options exercisable within 60 days of February 24, 2023.

(7)

Includes (a) 18,105 shares subject to stock options exercisable within 60 days of February 24, 2023, (b) 5,845 deferred stock units that entitle Ms. Bay to 5,848 shares of Common Stock at the end of her service to the Board, and (c) 1,543 deferred stock awards that entitle Ms. Bay to 1,543 shares of Common Stock at the end of her service to the Board.

(8)

Includes (a) 2,196 shares subject to stock options exercisable within 60 days of February 24, 2023, and (b) 2,077 deferred stock units that entitle Gen. Brooks to 2,077 shares of Common Stock at the end of his service to the Board.

(9)

Includes (a) 1,002 shares subject to stock options exercisable within 60 days of February 24, 2023, and (b) 875 deferred stock units that entitle Mr. Dailey to 875 shares of Common Stock at the end of his service to the Board.

(10)

Includes (a) 31,332 shares subject to stock options exercisable within 60 days of February 24, 2023, and (b) 7,388 deferred stock units that entitle Mr. Foskett to 7,388 shares of Common Stock at the end of his service to the Board.

(11)

Includes (a) 20,075 shares subject to stock options exercisable within 60 days of February 24, 2023, (b) 6,876 deferred stock units that entitle Mr. Hansen to 6,876 shares of Common Stock at the end of his service to the Board, and (c) 5,105 deferred stock awards that entitle Mr. Hansen to 5,105 shares of Common Stock at the end of his service to the Board.

(12)

Includes (a) 19,265 shares subject to stock options exercisable within 60 days of February 24, 2023, (b) 5,845 deferred stock units that entitle Ms. Hogenson 5,845 shares of Common Stock at the end of her service to the Board, and (c) 3,365 deferred stock awards that entitle Ms. Hogenson to 3,365 shares of Common Stock at the end of her service to the Board.

(13)

Includes (a) 72,772 shares subject to stock options exercisable within 60 days of February 24, 2023, (b) 8,993 deferred stock units that entitle Mr. Iordanou to 8,993 shares of Common Stock at the end of his service to the Board, and (c) 1,892 deferred stock awards that entitle Mr. Iordanou to 1,892 shares of Common Stock at the end of his service to the Board.

(14)

Includes (a) 941 shares subject to stock options exercisable within 60 days of February 24, 2023, and (b) 875 deferred stock units that entitle Ms. Lane to 875 shares of Common Stock at the end of her service to the Board.

(15)

Includes (a) 73,017 shares subject to stock options exercisable within 60 days of February 24, 2023, (b) 8,993 deferred stock units that entitle Mr. Liss to 8,993 shares of Common Stock at the end of his service to the Board, and (c) 1,042 deferred stock awards that entitle Mr. Liss to 1,042 shares of Common Stock at the end of his service to the Board.

(16)

Includes (a) 615 shares subject to stock options exercisable within 60 days of February 24, 2023, and (b) 591 deferred stock units that entitle Mr. Soroye to 591 shares of Common Stock at the end of his service to the Board.

(17)

Includes (a) 941 shares subject to stock options exercisable within 60 days of February 24, 2023, and (b) 875 deferred stock units that entitle Ms. Stevenson to 875 shares of Common Stock at the end of her service to the Board.

(18)

Includes (a) 26,564 shares subject to stock options exercisable within 60 days of February 24, 2023, and (b) 8,993 deferred stock units that entitle Dr. Vaughan to 8,993 shares of Common Stock at the end of her service to the Board.

(19)

Includes (a) 32,612 shares subject to stock options exercisable within 60 days of February 24, 2023, (b) 8,993 deferred stock units that entitle Mr. Wright to 8,993 shares of Common Stock at the end of his service to the Board, and (c) 5,916 deferred stock awards that entitle Mr. Wright to 5,916 shares of Common Stock at the end of his service to the Board.

*	Indicates less than 1% ownership.

24  |  Verisk 2023 Proxy Statement

Principal Shareholders

The following table contains information regarding each person we know of that beneficially owns more than 5% of our Common Stock. The information set forth in the table below and in the related footnotes was furnished by the identified persons to the SEC.

Name and address	Shares of Common Stock Beneficially Owned
	Number of Shares		Percentage of Class

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	17,321,853	(1)	11.1%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	12,707,776	(2)	8.1%

(1)

As of December 31, 2022, based on a Schedule 13G/A Information Statement filed with the SEC on February 9, 2023 by The Vanguard Group (“Vanguard”). The Schedule 13G/A reported that Vanguard has sole voting power as to 0 shares of our Common Stock and sole dispositive power as to 16,667,102 shares of our Common Stock.

(2)

As of December 31, 2022, based on a Schedule 13G/A Information Statement filed with the SEC on February 3, 2023 by BlackRock, Inc. (“BlackRock”). The Schedule 13G/A reported that BlackRock has sole voting power as to 11,576,440 shares of our Common Stock and sole dispositive power as to 12,707,776 shares of our Common Stock.

Verisk 2023 Proxy Statement  |  25

Executive Compensation

Compensation Discussion and Analysis

26  |  Verisk 2023 Proxy Statement

Executive Compensation

Overview

Introduction

This section discusses the principles underlying our policies and decisions relating to the compensation of our named executive officers for 2022 (our “named executive officers” or “NEOs”). The information in this section describes the manner and context in which compensation is earned by and awarded to our NEOs and provides perspective on the tables and narrative that follow. Our NEOs for the 2022 fiscal year are:

Lee M. Shavel	President and Chief Executive Officer (promoted to CEO on May 25, 2022; previously served as Group President and Chief Financial Officer)
Scott G. Stephenson	Former Chairman, President and Chief Executive Officer (retired on May 25, 2022)
Elizabeth D. Mann	Executive Vice President and Chief Financial Officer (appointed on September 15, 2022)
Nick Daffan	Executive Vice President and Chief Information Officer
Kathy Card Beckles	Executive Vice President and Chief Legal Officer
Mark V. Anquillare	Former President and Chief Operating Officer (appointed President on May 25, 2022; ceased employment on January 15, 2023)

This section also presents key compensation decisions made during 2022 and a summary of our business performance supporting these decisions. Under the rules of the SEC, Mr. Stephenson, who retired on May 25, 2022, qualified as one of our NEOs for 2022. Mr. Anquillare, who was involuntarily terminated and ceased employment effective January 15, 2023, also qualified as one of our NEOs for 2022 because he was an executive officer at the end of the 2022 fiscal year. The payments and benefits that Mr. Stephenson and Mr. Anquillare received as NEOs for 2022 are disclosed in the compensation tables following this section.

Overall Compensation Philosophy

Our compensation program aims to attract and retain highly skilled employees that are critical to the Company’s business objectives and create value for our shareholders. We rely heavily on innovation to drive organic growth, and the employees that we attract come from extremely competitive talent pools. We target total compensation, both fixed and variable, within a reasonable range of market median of our peers and the broader industries from where we source talent. We appreciate that specific talent considerations such as criticality, proficiency, supply in the market, and performance may warrant compensation outside of our target range.

We believe in a pay-for-performance culture that links funding for short-term and long-term incentive programs to Company performance measured against predetermined goals. Moreover, employee performance is considered in determining individual awards. Company performance objectives are rigorous but achievable allowing for above target achievements that lead to above target payouts, and below target achievements that result in below target or no payout.

To encourage sustainable, long-term growth and align our executives and critical employees with our shareholders’ interests we use equity-based incentives as a key component of our executive compensation program. Our equity compensation vests over three or four years which aligns with the multi-year objectives used for the performance-vesting component of the program, promotes lasting value creation and supports our retention needs given the competition we face for talent.

The mix and total target value of fixed and variable pay differ by level of seniority, with our most senior employees having a larger proportion of their total compensation opportunity at risk through longer-term equity awards. For our senior executives we provide indirect elements of compensation, such as severance, benefits, and perquisites that are aligned to market levels to support attraction and retention.

Our other compensation policies and practices reflect best practices in corporate governance and support a culture that manages compensation-related risks throughout the enterprise. Our compensation processes and incentive program design are intended to be fair and easy to understand so that employees and shareholders alike see how the decisions surrounding pay position us for long-term success.

Compensation Philosophy as It Applies to Our NEOs

All of the above statements apply to our philosophy for compensating our NEOs and other executive leaders. The primary customization for NEOs is to set a substantial percentage of their compensation in the form of long-term equity awards, so that their outcomes most closely mirror those of our shareholders. As seniority increases at Verisk, the percentage of compensation delivered in the form of equity increases.

Verisk 2023 Proxy Statement  |  27

Executive Compensation

What We Paid in 2022 and Why

Key Compensation Decisions in 2022 for Our NEOs

During 2022, we made the following key compensation decisions for our NEOs:

•	Incoming CEO’s annual base salary was set at $900,000, which is below the $1,000,000 annual base salary of the prior CEO, commensurate with market comparisons for a newly installed CEO.

•	Annual short-term incentive (“STI”) awards to all our NEOs were made pursuant to our formulaic annual bonus program design (discussed further under “Annual STI Awards — 2022 STI Financial Metrics and Individual Target Amounts”) in order to align annual awards more closely and objectively to our business performance.

•	Under our long-term incentive (“LTI”) program for NEOs we added as a component to the LTI award mix performance share units that are earned based on a 3-year incremental return-on-invested capital metric (“ROIC PSUs”) to promote capital allocation discipline and provide a direct incentive to deliver shareholder value creation.

•	We adjusted the mix of the LTI awards granted to our NEOs to be: (i) Relative TSR PSUs (40%), (ii) ROIC PSUs (20%), (iii) restricted stock awards (20%), and (iv) stock options (20%). We believe that our long-term incentive program and the current LTI award mix composition continues to strengthen the link between the compensation of our executives with shareholder value creation.

Leadership Transition in 2022

In 2022, Verisk embarked on a transformation that returned the company to its insurance roots and focused our mission: to be the strategic data analytics and technology partner to the global insurance industry. As part of this transformation, we underwent a signification leadership transition which is detailed below:

•	Outgoing CEO Retirement: Mr. Stephenson retired as of May 25, 2022. Accordingly, Mr. Stephenson was not paid a STI award for the 2022 performance year and pursuant to Company policy was not entitled to any severance payment. Upon Mr. Stephenson’s retirement date, his LTI awards granted pursuant to the Company’s usual practice in January 2022 were vested on a pro-rata basis for the actual number of months Mr. Stephenson was employed for the 2022 performance year and the remainder of the unvested awards were forfeited.

•	Incoming CEO Promotion: Upon Mr. Shavel’s promotion to CEO on May 25, 2022, his annualized base salary for 2022 was increased from $663,000 to $900,000, and his STI award target was increased from 125% to 150% of his annual base salary prorated for the remaining portion of the 2022 performance year during which Mr. Shavel serves as CEO. Mr. Shavel was granted a one-time top-up LTI award in the form of PSUs, stock options and restricted stock with an approximate aggregate grant date value of $2,836,000 which amount represents the weighted-average annualized LTI grant value for our CEO for 2022 of $7,250,000 prorated for the remaining portion of the 2022 performance year during which Mr. Shavel serves as CEO net of LTI awards previously granted to him pursuant to the Company’s usual practice in January 2022 while he served as Group President and CFO. The Company does not have a formal practice of granting top-up or make-whole awards, however, we believe this one-time LTI award to Mr. Shavel was merited due to the timing of the CEO transition occurring in the middle of the performance year and the extraordinary strategic and structural transformation the Company undertook in 2022. Mr. Shavel was also granted a one-time Relative TSR PSU grant with a grant date value of $2,000,000 which will be payable only upon the achievement by the Company of a relative total shareholder return at or above the 65th percentile as compared to the companies that comprise the S&P 500 Index over a three-year performance period. The rigorous performance goal of this one-time Relative TSR PSU grant will result in no payout if Company performance is below the 65th percentile.

•

CFO Appointment: In connection with Ms. Mann’s appointment as Executive Vice President and Chief Financial Officer on September 15, 2022, Ms. Mann’s initial annualized base salary for 2022 was set at $650,000 with a STI award target of 125% of annual base salary, each subject to annual review. Ms. Mann was also granted a one-time restricted stock award of $3,000,000 that vests in two equal installments on the first and second anniversaries of the grant date which was in recognition of the economic value Ms. Mann forfeited under her previous employer’s equity incentive program. For performance year 2022 Ms. Mann received a guaranteed STI award of $375,000 in recognition of the economic value Ms. Mann forfeited under her previous employer’s cash incentive program, plus a prorated STI award for the portion of the 2022 performance year Ms. Mann was

28  |  Verisk 2023 Proxy Statement

Executive Compensation

employed with the Company subject to the achievement of Company financial metrics and individual performance.

•	President Promotion: Upon Mr. Anquillare’s promotion to President, on March 1, 2022 he was granted a one-time LTI award of $3,000,000 in the form of time-based restricted stock awards with an 18-month vesting period. We believe this one-time equity grant with time-based vesting was within the range of market practice and necessary to provide the Company with stability as Mr. Anquillare’s institutional knowledge and experience as a seasoned executive holding many roles within the Company, including as our former COO and CFO, was critical during the 2022 CEO transition.

Key Business Performance Highlights

Our Company had another solid performance year in 2022, with organic constant currency revenue from continuing operations increasing 6.5% and organic constant currency adjusted EBITDA increasing 8.0% compared to 2021. In addition to solid financial performance, we positioned ourselves strongly for the future by completing a significant transformation of the Company returning to a dedicated data analytics and technology partner to the global insurance industry while continuing to deliver value to shareholders through growth and returns.

In a challenging 2022 macro environment, we delivered (22.3)%, 6.4% and 14.0% total annualized shareholder return over the 1, 3 and 5-years ending December 31, 2022.

The table below summarizes the Company’s financial and stock price performance during 2022.

Metric
Revenue Growth from continuing operations	1.4%
Organic Constant Currency Revenue Growth from continuing operations	6.5%
Adjusted EBITDA Growth from continuing operations	2.9%
Organic Constant Currency Adjusted EBITDA Growth from continuing operations	8.0%
1-year TSR	(22.3)%
3-year annualized TSR	6.4%
5-year annualized TSR	14.0%

See Appendix B for a reconciliation of the non-GAAP measures discussed herein to the most directly comparable GAAP measure.

Shareholder Engagement

We have been actively engaged in shareholder outreach and welcome feedback from shareholders in key areas of interest, in particular on issues relating to corporate governance and executive compensation. Throughout 2022, we held a series of one-on-one and small group meetings led by independent members of our Board and our executive team with shareholders that represented more than 45% of our issued and outstanding Common Stock to obtain their input and discuss their views on, among other things, our compensation practices and policies, matters of environmental sustainability, equity and diversity within our workforce and our Board of Directors, our financial disclosure and guidance practices, and overall corporate governance practices.

As previously announced, in response to shareholder feedback received during the 2021 shareholder engagement cycle, beginning with the 2022 NEO LTI Program, we introduced a forward-looking return-on-invested capital performance metric as a component of our LTI program in the form of ROIC PSUs as more fully described below in the section titled “Annual LTI Awards—2022 LTI Awards.” We believe that including this capital performance metric alongside our existing mix of awards under our annual LTI program will further enhance our pay-for-performance mindset by promoting capital allocation discipline and providing a direct incentive to deliver shareholder value creation.

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Executive Compensation

2022 Say-on-Pay Results

In connection with our 2022 Annual Meeting, we received 85% shareholder say-on-pay approval in favor of the compensation for our NEOs for the 2021 performance year. Although this vote was advisory and therefore non-binding on the Company, the Board of Directors and the Talent Management and Compensation Committee carefully reviews and considers say-on-pay results and shareholder feedback when determining the size and design of NEO compensation packages.

Executive Compensation Program Highlights

Our primary focus for 2022 was to ensure that executive pay decisions were quantitative, transparent and performance-based in order to keep the incentives for our executives aligned with the interests of our shareholders. The following table describes the highlights of our executive compensation practices, each of which is described in more detail elsewhere in this Proxy Statement:

WHAT WE DO	WHAT WE DON’T DO

❖ Require our Talent Management and Compensation Committee to be comprised solely of independent board members	❖ Do not accelerate equity awards on a “single-trigger” basis

❖ Utilize an independent compensation consultant	❖ Do not provide excise tax gross-ups to our executive officers

❖ Maintain and enforce robust stock ownership and retention guidelines	❖ Do not provide excess perquisites and personal benefits

❖ Maintain and enforce a “clawback” policy	❖ Do not allow for the repricing of stock options without our shareholders’ consent

❖ Establish target and maximum awards for our NEOs	❖ Do not provide employment agreements to our NEOs

❖ Apply a primarily formulaic framework to determine our NEOs’ short-term incentive awards

❖ Employ rigorous goal setting tied to annual and multiyear targets for our NEOs including the introduction of ROIC PSUs in 2022

❖ Prohibit our directors and employees from hedging or pledging Company securities

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Executive Compensation

Fiscal 2022 Executive Compensation Program

Role of Talent Management and Compensation Committee and Management

Our Talent Management and Compensation Committee is responsible for making decisions regarding the compensation of our executive officers, including our NEOs. Our Talent Management and Compensation Committee determines the compensation levels for our CEO and approves the compensation of our other NEOs based on the recommendations of our CEO. The CEO does not participate in deliberations regarding his own compensation. In addition, our Talent Management and Compensation Committee establishes and approves the financial goals and performance for the Company’s annual STI and LTI programs.

Role of Compensation Consultant

To ensure that our compensation program design, policies and practices remain competitive and in line with current market practice, our Talent Management and Compensation Committee has engaged FW Cook as an independent compensation consultant. In respect of 2022 compensation, the independent compensation consultant advised our Talent Management and Compensation Committee on various executive compensation matters including the target compensation levels for senior management. The independent compensation consultant also advised our Tal-

ent Management and Compensation Committee with respect to its implementation of the changes to our LTI program that were effective for 2022. The independent compensation consultant’s advice is one of several inputs into our Talent Management and Compensation Committee’s decision-making process.

Benchmarking Peer Group

Our Talent Management and Compensation Committee has historically used a benchmarking peer group, as one of many factors, to inform pay decisions for our NEOs. The peer group below is reviewed annually by our Talent Management and Compensation Committee with the assistance of its independent compensation consultant and is comprised of companies in comparable industries to ours (focusing on information software and services companies) and within a size range comparable to ours (focusing on both revenue and market capitalization which are strongly correlated to target pay opportunities). Because the majority of our incentive compensation is provided in the form of equity awards and due to our historically high market capitalization to revenue ratio, our Talent Management and Compensation Committee focused heavily on the market capitalization comparison to peer group companies so that the resulting compensation data would accurately reflect the size and scope of our operations.

In 2022, our Talent Management and Compensation Committee reviewed the existing benchmarking peer group and approved the removal of Corelogic, which was taken private and no longer disclosed relevant compensation data for the most recent fiscal year, and the corresponding addition of Clarivate. Accordingly, our Talent Management and Compensation Committee used the fourteen-company peer group noted in the table below to inform its decisions regarding senior executive base salary changes as well as annual cash awards made under our STI program and annual equity awards granted under our LTI program. The companies and their respective stock ticker symbols listed in the table below represent those with comparable revenue and market capitalizations to ours during and throughout 2022.

Black Knight (BKI)	Gartner (IT)	Moody’s (MCO)

Clarivate (CLVT)	Global Payments (GPN)	MSCI (MSCI)

CoStar (CSGP)	IHS Markit (INFO)	S&P Global (SPGI)

Equifax (EFX)	Intercontinental Exchange (ICE)	TransUnion (TRU)

Fair Isaac (FICO)	Jack Henry & Associates (JKHY)

For purposes of competitive analyses conducted in 2022, the median revenue (calculated as of the most recently reported four fiscal quarters as of June 30, 2022) and market capitalization (calculated as the twelve-month end average as of July 15, 2022) of our peer group was $3,920 million and $29,292 million, respectively, versus the Company’s revenue and market capitalization of $3,048 million and $31,903 million, respectively (calculated under the same time periods and methodology as the peer group).

When conducting its annual market competitive compensation review, the independent compensation consultant supplemented the peer group proxy information with national, proprietary technology industry survey data. The survey data are intended to be representative of each executive’s revenue responsibility, inclusive of adjustments to reflect our Company’s high operating margins relative to comparable companies, and functional role within the Company.

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Executive Compensation

Summary of 2022 NEO STI and LTI Programs

The chart below summarizes the program features of our STI and LTI programs for our NEOs in 2022, which closely align these programs to our strategic objectives and shareholder interests.

		2022 Program	Rationale
STI	Company Financial Metrics	Organic Constant Currency Revenue Growth (40% weighing) Organic Constant Currency Adjusted EBITDA Growth (40% weighing)	Simple to communicate Aligns to strategic plan Requires year-over-year top-line growth
Individual Awards

Primarily formulaic based on Company performance relative to pre-established threshold, target and maximum performance levels

40% weighting on each Company Financial Metric and 20% individual performance

More transparent for employees and shareholders

Retains heavy weight on Company performance, but allows for differentiation for NEOs based on individual achievement

Primarily formulaic approach which is more consistent with market practice

LTI	Award Mix	40% Relative TSR PSUs, 20% ROIC PSUs, 20% stock options and 20% restricted stock	Includes a mix of time-vested (20%) and performance-based (80%) equity awards Balance absolute and relative stock price performance
	Performance Metrics	Relative TSR versus S&P 500 constituents, measured over a three-year period ROIC measured over a three-year period	Creates alignment with our shareholders’ interest in superior returns Promotes capital allocation discipline and provides a direct incentive to deliver value to shareholders

2022 NEO Pay Mix

We currently provide the following elements of compensation to our NEOs, each of which fulfills one or more of our compensation program objectives:

•	base salary;

•	short-term cash incentive awards;

•	long-term equity incentive awards; and

•	health, welfare and retirement plans.

The percentage of a Verisk employee’s compensation that is variable increases with seniority, because the decisions of more senior executives have a greater impact on our performance. We have designed our compensation programs so that at least a majority of each NEO’s compensation is variable rather than fixed.

Variable compensation for our NEOs consists of an annual cash payment pursuant to our STI program and a long-term equity incentive award pursuant to our LTI program. We believe the design of our compensation programs effectively encourages our senior managers, including our NEOs, to act in a manner that benefits the Company by creating long-term value for our shareholders. In evaluating NEO compensation awards, our Talent Management and Compensation Committee generally seeks to achieve compensation outcomes at

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Executive Compensation

market competitive levels, with differentiation by executive based on individual factors such as proficiency in role, tenure, criticality to the Company and scope of responsibility.

Base Salary

We pay base salaries to attract, reward and retain senior executives in a competitive landscape. Each year, our Talent Management and Compensation Committee reviews the salaries of our NEOs and makes appropriate adjustments to maintain competitive market levels, which are based on the scope of responsibilities of each NEO. In addition, each year we perform our own internal analysis of prevailing market levels of salary for comparable positions. This analysis utilizes our general knowledge of the industry, information gained by our human resources professionals in the hiring and termination process and, when available, commercially prepared market surveys obtained by our human resources professionals. We also review our NEOs’ base salaries as a percentage of their total target compensation in light of the executive’s position and function.

Annual adjustments to base salaries are determined by our Talent Management and Compensation Committee (in the case of the CEO), and by the CEO with the approval of our Talent Management and Compensation Committee (in the case of our other NEOs), based on the assessment of prevailing market compensation practices as described above, and based on the evaluation of individual performance factors.

Upon Mr. Shavel’s promotion to CEO on May 25, 2022, his annualized base salary for 2022 was set at $900,000, which we believe is below the median for CEOs of our benchmarking peer group and reflective of Mr. Shavel being a newly installed CEO. In 2022, base salaries for continuing NEOs were modestly increased to maintain competitive market salary levels.

The table below sets forth the annual base salaries for our NEOs for the 2021, 2022 and 2023 fiscal years:

Named Executive Officer	2021 Base Salary ($)	2022 Base Salary ($)	2023 Base Salary ($)

Lee M. Shavel(1)	$ 663,000	$ 900,000	$925,000

Scott G. Stephenson(2)	$1,000,000	$1,000,000	—

Elizabeth D. Mann(3)	—	$ 650,000	$650,000

Nick Daffan	$ 510,000	$ 525,000	$535,000

Kathy Card Beckles	$ 475,000	$ 500,000	$505,000

Mark V. Anquillare(4)	$ 663,000	$ 683,000	—

(1)	Mr. Shavel was promoted to CEO on May 25, 2022 at which time his base salary was increased to $900,000.
(2)	Mr. Stephenson retired as CEO on May 25, 2022.
(3)	Ms. Mann was appointed as CFO on September 15, 2022.
(4)	Mr. Anquillare was involuntarily terminated and ceased employment with the Company effective January 15, 2023.

Annual STI Awards

2022 STI Financial Metrics and Individual Target Amounts

Our annual STI program is pay-for-performance driven, aligns with our communicated financial goals and seeks to provide clarity for our employees and shareholders. The financial metrics that we chose for our 2022 STI program were organic constant currency revenue growth and organic constant currency adjusted EBITDA growth, because we believe that growing organic revenue and EBITDA streams on a constant currency basis are the most important forms of performance and the best measure of our NEOs’ performance. Awards are paid out based on the achievement of pre-established threshold, target and maximum performance levels. As may be applicable, in calculating organic constant currency revenue and organic constant currency adjusted EBITDA, the Talent Management and Compensation Committee had discretion to eliminate the financial impact of certain items, including, among others, normalizing for the cessation of Russian operations, the cost of earn-out payments related to acquisitions, the effect of new accounting pronouncements, certain nonrecurring expenses and the impact of changes in foreign currency. We believe the ability of the Talent Management and Compensation Committee to make adjustments for these items is appropriate because we do not think our NEOs’ short-term incentive compensation should be impacted by events that do not reflect the underlying operating performance of the business. See Appendix B for a reconciliation of the non-GAAP measures discussed herein to the most directly comparable GAAP measure.

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Executive Compensation

Payouts under the 2022 STI program were determined on a formulaic basis. In 2022, the Talent Management and Compensation Committee determined that each NEO’s STI award would be based 40% on achievement of organic constant currency revenue growth amounts, 40% on organic constant currency adjusted EBITDA growth amounts and 20% on individual performance. The Talent Management and Com-

pensation Committee believes this design promotes our pay-for-performance objectives by tying a portion of each NEO’s annual STI award to the accomplishment of individual pre-established operational, capital allocation and strategic goals set in advance by the Talent Management and Compensation Committee in addition to the attainment of Company financial performance objectives.

The following table sets forth the levels for each of our financial metrics, as well as the resulting performance multipliers (from 0% to 200%) that were applied to the individual NEO bonus award targets at each performance level, with linear interpolation applied between performance levels.

Performance Levels	Organic Constant Currency Revenue Growth %	Organic Constant Currency Adjusted EBITDA Growth %	Multiplier (as a % of target)

Below Threshold	< 3.0%	< 3.5%	0%

Threshold	3.0%	3.5%	50%

Target	7.0%	7.5%	100%

Above Target	11.0%	11.5%	150%

Maximum	15.0%	15.5%	200%

2022 STI Performance

Normalizing for the cessation of Russian operations and adjusting for the timing of the divestitures of the 3E, Verisk Financial Services, and Energy businesses, for the 2022 NEO STI awards, the Talent Management and Compensation Committee applied an organic constant currency revenue growth rate of 6.2% (for a funding factor of 90.0% of target) and an organic constant currency adjusted EBITDA growth rate of 7.4% (for a funding factor of 98.8% of target), which produced an aggregate funding factor of 94.4% of target.

CEO 2022 STI Target

Upon Mr. Shavel’s promotion to CEO on May 25, 2022, the Talent Management and Compensation Committee increased his target STI award from 125% to 150% of his then in-effect 2022 base salary prorated for the remaining portion of the 2022 performance year during which Mr. Shavel serves as CEO.

CEO’s and Other NEOs’ 2022 STI Outcomes

For individual NEOs (other than Mr. Stephenson and Mr. Anquillare, whose 2022 STI award considerations are described below), the 2022 actual STI payouts calculated from the Company’s performance in relation to the performance grid described above resulted in a performance multiplier of 94.4% of each such NEO’s respective target STI award. However, 80% of the NEO’s STI award is formulaic and 20% is based on individual performance. For the portion of the STI award that is based on individual performance goals, our NEOs are expected to work collaboratively as a team, and large differentiation on the discretionary part of their annual STI award will be expected when there are notable examples of individual overperformance or underperformance.

For 2022, the individual performance portion of the STI award, which accounted for 20% of each NEO’s overall STI award, was achieved at 120% for Mr. Shavel, 100% for Ms. Mann, 100% for Mr. Daffan and 90% for Ms. Card Beckles. Accordingly, the Talent Management and Compensation Committee approved for the CEO, based on its evaluation of Mr. Shavel’s individual performance, and for each NEO, based on Mr. Shavel’s evaluation of each NEO’s individual performance and recommendation, the following amounts in respect of their 2022 STI awards:

Named Executive Officer	2022 Target STI Amount ($)	2022 Actual STI Amount ($)	2022 Actual STI Amount (as a % of target)

Lee M. Shavel	$1,144,356	$1,138,863	99.5%

Elizabeth D. Mann(1)	$645,833	$633,646	98.1%

Nick Daffan	$656,250	$626,719	95.5%

Kathy Card Beckles	$500,000	$467,500	93.5%

(1)

Pursuant to Ms. Mann’s employment offer letter, Ms. Mann was entitled to a guaranteed STI award of $375,000 in recognition of the economic value Ms. Mann forfeited under her previous employer’s STI program when she joined the Company, plus a prorated STI award for the portion of the 2022 performance year Ms. Mann was employed with the Company and was determined subject to the achievement of Company financial metrics and individual performance.

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Executive Compensation

Mr. Stephenson did not receive a 2022 STI award as he retired as CEO on May 25, 2022. Pursuant to Mr. Anquillare’s Separation Agreement, he received a 2022 STI award of $854,000 which represented a pay-out of 100% of his target amount.

Annual LTI Awards

2022 LTI Awards

As previously announced, in response to shareholder feedback, beginning with the 2022 NEO LTI Program for our senior executives, which includes our NEOs, we introduced to the LTI award mix an additional PSU award that is earned based on a 3-year incremental return-on-invested capital (“ROIC”) metric (“ROIC PSUs”) in order to promote capital allocation discipline and provide a direct incentive for our senior executives to deliver value to shareholders. We also maintained within the LTI award mix the previously introduced PSUs that are based on the Company’s achievement of relative TSR as compared to the companies that comprise the S&P 500 Index at the beginning of the performance period (“Relative TSR PSUs”). Beginning in 2018, we included Relative TSR PSUs in our LTI award mix because we believe these awards more closely align our executives’ payments to shareholder returns, and reward superior performance over companies with whom we compete for capital, while also retaining a retentive element through time-based vesting requirements. We believe the S&P 500 Index constituents are the appropriate comparator group for these awards because the index provides a sufficient number of comparator companies and represents the universe of companies with which the Company competes for investor capital.

Accordingly, the 2022 LTI award mix for our senior executives, including our NEOs, were: (i) Relative TSR PSUs (40%), (ii) ROIC PSUs (20%), (iii) restricted stock awards (20%), and (iv) stock options (20%).

Each of the Relative TSR PSUs and ROIC PSUs vests over a three-year performance period, subject to the recipient’s continued service with our Company, with potential payouts ranging from 0% to 200% of target levels. Stock options and time-based restricted stock awards vest ratably on each of the first four anniversaries of the grant date.

The performance period for the Relative TSR PSUs and ROIC PSUs (collectively, the “PSUs”) granted in 2022 is January 1, 2022 through December 31, 2024. Pursuant to the provisions of the Verisk Analytics, Inc. 2013 Equity Incentive Plan (the “2013 Equity Incentive Plan”) and the 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”, and together with the 2013 Equity Incentive Plan, the “Equity Incentive Plans”), PSUs may, as determined by the Talent Management and Compensation Committee, be settled at the end of the three-year performance period in the form of (i) shares of our Common Stock, (ii) cash in an amount equal to the then fair market value of the number of shares corresponding to the number of vested PSUs on such vesting date, or (iii) a combination of both. The following tables set forth the performance multiplier (from 0% to 200%) that will be applied to the target PSUs for each of the Relative TSR PSUs and the ROIC PSUs at the end of the performance period for each performance level, with linear interpolation applied between performance levels.

Performance Level	TSR Percentile Rank Relative to S&P 500 Index Constituents	Earned Relative TSR PSUs (as a % of target)

Below Threshold	< 25th percentile	0%

Threshold	25th percentile	50%

Target	Median	100%

Above Target	75th percentile	150%

Maximum	> 90th percentile	200%

Performance Level	Three-Year Incremental ROIC	Earned ROIC PSUs (as a % of target)

Below Threshold	< 8.0%	0%

Threshold	8.0%	50%

Target	12.0%	100%

Maximum	16.0% and above	200%

The size of the CEO’s and each of our NEO’s annual grant amount for the 2022 LTI awards was determined individually, benchmarking their positions against available market data. In light of Ms. Mann’s commencement of employment with us in September 2022, and pursuant to the terms of her offer letter, Ms. Mann did not receive grants under the 2022 LTI program reflecting the award mix described above. Instead, in recognition of the economic value forfeited by Ms. Mann under her previous employer’s equity incentive plan, Ms. Mann’s offer letter provided for a single restricted stock award having a grant date value of $2,999,964 that vests ratably in equal annual installments on each of the first two anniversaries of the October 1, 2022 grant date.

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Executive Compensation

Achievement and Payouts under 2020 PSUs

In January 2023, the Talent Management and Compensation Committee measured the achievement of the Relative TSR PSUs granted to our NEOs in 2020 upon the completion of the January 1, 2020 to December 31, 2022 performance period. The Talent Management and Compensation Committee determined that the relative TSR performance metric was achieved at the 48th percentile, resulting in a payout of 96% of target to each of our NEOs in the form of shares of Common Stock. See the 2022 Option Exercises and Stock and PSUs Vested table on page 44 for the number of shares acquired and value realized upon the vesting of the 2020 PSU awards for each applicable NEO.

Health, Welfare and Retirement Plans

We offer standard health and welfare benefit programs including medical, dental, life, accident and disability insurance, to which we make contributions as a percentage of the associated costs. These benefits are available to substantially all of our employees and the percentage of the Company’s contribution is the same for all.

Our tax-qualified retirement plans during 2022 included:

•	a combined 401(k) Savings Plan and ESOP,

•	a defined benefit pension plan with (i) a traditional final pay formula applicable to employees who were 49 years old with 15 years of service as of January 1, 2002, and (ii) a cash balance formula applicable to other employees hired prior to March 1, 2005 (effective February 29, 2012, the Company implemented a “hard freeze” of such benefits under the pension plan), and

•	a profit sharing plan (as a component of the 401(k) Savings Plan), which is available to employees hired on or after March 1, 2005 (the Company did not make any contribution during 2022).

Our nonqualified retirement plans include a supplemental pension and a supplemental savings plan for highly compensated employees, including our NEOs. The combined 401(k) Savings Plan and ESOP and the pension/profit sharing plans are broad-based plans available to substantially all of our employees, including our NEOs. The supplemental retirement plans are offered to our highly paid employees, including our NEOs, to restore to them amounts to which they would be entitled under our tax-qualified plans but which they are precluded from receiving under those plans by Internal Revenue Service limits. The supplemental retirement plans are unsecured obligations of the Company. Effective February 29, 2012, the Company implemented a “hard freeze” of the benefits under the supplemental pension plan.

We established our ESOP at the time we converted from not-for-profit to for-profit status, in order to foster an ownership culture in the Company and to strengthen the link between compensation and value created for shareholders. This plan has enabled our employees to hold an ownership interest in the Company as well as provide a stock vehicle for

Company matching contributions to our 401(k) and profit sharing plans, which has allowed employees to monitor directly, and profit from, the increasing value of our stock.

Executive Severance Plan and Employment Agreements

In March 2022, the Talent Management and Compensation Committee adopted the Verisk Analytics, Inc. Senior Executive Severance Benefits Plan (the “Executive Severance Plan”). The purpose of the Executive Severance Plan is to provide severance pay benefits to eligible senior executives of the Company, which includes our NEOs, whose employment with the Company is terminated involuntarily under the conditions described in the Executive Severance Plan. We believe that these arrangements provide the proper retentive incentives for executives the Company has made significant investments in while also providing a uniform baseline and process for future executive departures. For information about the provisions of the Executive Severance Plan as they apply to our NEOs, please see “Potential Payments upon Termination or Change in Control.” We have not entered in any other type of employment agreement with any of our NEOs.

Policies and Practices

Executive Stock Ownership Guidelines

Our Talent Management and Compensation Committee has adopted strict minimum equity holding requirements applicable to our executive officers, including our NEOs, as a multiple of their base salary, to further align their long-term interests with those of our shareholders. Our CEO is required to hold stock with a value of at least six times his annual base salary. NEOs other than the CEO are required to hold stock with a value of at least three times their respective annual base salary. If any of our NEOs have not met this ownership level, he or she is required to retain 50% of the after-tax value of stock acquired upon the vesting of restricted stock awards, PSUs or a stock option exercise. The “in-the-money” value of vested and unvested stock options and unvested restricted stock and PSUs held by the NEO is not included in determining compliance with the stock ownership requirement. The value of vested Company stock held by NEOs in their respective 401(k) accounts or ESOP accounts is included in determining compliance with the stock ownership requirement.

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Executive Compensation

Mr. Shavel currently holds stock with a value in excess of the six times base salary requirement for the CEO. Mr. Daffan currently holds stock with a value in excess of the three times base salary requirement for other NEOs. Ms. Mann, recently appointed as Executive Vice President and Chief Financial Officer in September 2022, and Ms. Card Beckles, recently appointed as Executive Vice President and Chief Legal Officer in April 2021, each currently does not yet hold stock with a value in excess of the three times base salary requirement but each has complied with the requirement to retain 50% of the after-tax value of stock acquired upon the vesting of restricted stock awards or stock option exercises since the date she was appointed an executive officer.

“Clawback” Policy

The Company maintains a clawback policy that permits the Board of Directors to recover bonus or incentive compensation from executive officers whose fraud or misconduct resulted in a significant restatement of financial results. The policy allows for the recovery or cancellation of any bonus or incentive payments (including profits realized from the sale of Company securities) made to an executive officer on the basis of having met or exceeded performance targets during a period of fraudulent activity or a material misstatement of financial results if the Board of Directors determines that such a recovery or cancellation is appropriate due to intentional misconduct by the executive officer that resulted in performance targets being achieved that would not have been achieved absent such misconduct.

In light of the SEC’s release of its final compensation clawback rules in October 2022, and Nasdaq’s proposed listing standards issued in February 2023 requiring listed companies to adopt and comply with a policy for the recovery of incentive-based executive compensation erroneously awarded, the Board of Directors and management are actively reviewing the Company’s existing policy and fully expects to adopt a compliant and robust updated clawback policy once the proposed Nasdaq listing standards are finalized and approved by the SEC and a compliance date is ultimately published.

Anti-Hedging and Pledging Policies

The Company prohibits its non-employee directors and all employees, including its NEOs, from pledging Company securities, hedging Company securities, selling short or trading options or futures in Company securities, or purchasing Company securities on margin or holding Company securities in a margin account.

Tax and Accounting Considerations

Our Talent Management and Compensation Committee takes into consideration the accounting and tax implications of our compensation and benefit programs, including with respect to the tax deductibility of compensation paid under Section 162(m) of the Internal Revenue Code (the “Code”).

Section 162(m) of the Code generally limits the tax deductibility of annual compensation paid by public companies to certain executive officers to $1 million.

In the exercise of its business judgment, and in accordance with its compensation philosophy, our Talent Management and Compensation Committee continues to have the flexibility to award compensation that is not tax deductible if it determines that such award is in our shareholders’ best interests.

Risk Assessment Regarding Compensation Policies and Practices

When reviewing our compensation programs and approving awards under them, the Talent Management and Compensation Committee considers the potential risks associated with these policies and practices. We selected organic constant currency revenue and organic constant currency adjusted EBITDA achievement as the primary criteria for the funding of the aggregate STI award pool in 2022 because we believe that growing organic revenue and EBITDA streams are the most important forms for performance and the best measure of our employees’ performance. We believe these financial metrics appropriately align the interests of management with those of our shareholders, while providing an appropriate balance of risk and reward that does not encourage excessive or unnecessary risk-taking behavior. In furtherance of the Talent Management and Compensation Committee’s responsibility to determine the presence and magnitude of any compensation-related risk, in 2022 the Talent Management and Compensation Committee commissioned FW Cook, as independent compensation consultant, to review the Company’s annual and long-term incentive program mechanics relative to a list of standard compensation risk factors. As part of the 2022 compensation risk assessment process, the independent compensation consultant also reviewed an inventory of incentive and commission arrangements below the executive level and discussed overall plan and program design, oversight and administration with management. The Compensation Risk Assessment Report delivered by the independent compensation consultant to the Talent Management and Compensation Committee came to the conclusion that the Company’s executive compensation program does not create risks that are likely to have a material adverse impact on the Company.

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Executive Compensation

In reaching this determination we and the independent compensation consultant also considered the following attributes of our programs:

•	balance between annual and longer-term performance opportunities and absolute and relative performance metrics;

•	alignment of annual and long-term incentives to ensure that the awards encourage consistent behaviors and achievable performance results;

•	beginning in 2018 and continuing through 2022, using a combination of 10-year stock options, restricted stock awards and PSUs, all of which vest over time;

•	absolute and relative metrics have been incorporated into our PSU program allowing for the Company’s balance sheet and cost of capital to directly influence compensation outcomes, and therefore providing further balance;
•	generally providing senior executives with long-term equity-based compensation on an annual basis, as we believe that accumulating equity over a period of time encourages executives to take actions that promote the long-term sustainability of our business;

•	stock ownership guidelines that are reasonable and align the interests of the executive officers with those of our shareholders, which discourages executive

•	officers from focusing on short-term results without regard for longer-term consequences; and

•	a “clawback” policy that permits the Board of Directors to recover bonus or incentive compensation from executive officers whose fraud or misconduct resulted in a significant restatement of financial results, as more fully described above.

Talent Management and Compensation Committee Report

We, the Talent Management and Compensation Committee of the Board of Directors of Verisk Analytics, Inc., have reviewed and discussed with management the Compensation Discussion and Analysis above. Based on our review and discussions, the Talent Management and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC.

Respectfully submitted,

Annell R. Bay (Chair)

Vincent K. Brooks

Wendy Lane

Kimberly S. Stevenson

Therese M. Vaughan

David B. Wright

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Executive Compensation

Executive Compensation and Benefits

The following table sets forth information concerning the compensation paid to and earned by the Company’s NEOs for the years ended December 31, 2020, 2021 and 2022.

2022 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)

Lee M. Shavel(4)	2022	806,499	(5)	—		6,420,689	(6)	1,105,324	(7)	1,138,863	(8)	—		25,966	(9)	9,497,341
President and Chief Executive Officer	2021	663,000		—		1,920,764		640,223		629,850		—		32,015	(10)	3,885,852
	2020	656,500		—		1,443,713		481,277		759,899		—		24,434	(11)	3,365,823

Scott G. Stephenson(12)	2022	900,000	(13)			8,400,001		2,100,016		—		—	(14)	139,035	(15)	11,539,051
Former Chairman, President and Chief Executive Officer	2021	1,000,000		—		7,875,006		2,625,006		1,140,000		98,355		57,954	(16)	12,796,321
	2020	1,000,000		—		5,625,065		1,874,942		1,389,000		73,496		50,869	(17)	10,013,372

Elizabeth D. Mann(18)	2022	192,329	(19)	—		2,999,964	(20)	—		633,646	(21)	—		17,400	(22)	3,843,339
Executive Vice President and Chief Financial Officer

Mark V. Anquillare(23)	2022	683,000				5,151,899	(24)	538,090		854,000	(25)	—	(26)	37,505	(27)	7,264,494
Chief Operating Officer	2021	663,000		—		1,920,764		640,223		629,850		232,695		33,117	(28)	4,119,649
	2020	656,500		—		1,811,212		603,782		759,899		235,780		31,610	(29)	4,098,783

Nick Daffan	2022	525,000		—		1,411,164		352,836		626,719		—		26,975	(30)	2,942,694
Executive Vice President and Chief Information Officer	2021	510,000		—		1,260,014		419,983		484,500		—		24,739	(31)	2,699,236
	2020	505,000		—		1,188,864		396,140		584,538		—		22,085	(32)	2,696,627

Kathy Card Beckles(33)	2022	500,000				1,200,058		299,942		467,500		—		19,062	(34)	2,486,562
Executive Vice President and Chief Legal Officer	2021	352,652		300,000	(35)	980,002		—		475,000		—		17,400	(36)	2,125,054

(1)

This column represents the aggregate grant date fair value of (i) restricted stock awards granted in the relevant year, valued at the grant date based on the closing price of the Company’s Common Stock, and (ii) PSU awards granted in the relevant year, valued at the grant date based on the probable outcome of the performance conditions, in each case computed in accordance with ASC Subtopic 718, excluding forfeiture estimates. For a discussion of the assumptions used to calculate the amounts shown in this column see Note 17 of the Notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2022. The actual number of PSUs earned (0% up to the maximum level of 200%) (i) for the Relative TSR PSUs depends on the Company’s future total shareholder return performance compared to companies that comprise the S&P 500 Index over the three-year performance period, and (ii) for the ROIC PSUs depends on the Company’s 3-year incremental return-on-invested capital. The values of each NEO’s 2022 PSU award as of the grant date, assuming maximum achievement of the performance conditions are: Mr. Stephenson: $8,400,000; Mr. Shavel: $8,420,941; Mr. Anquillare: $1,411,500; Mr. Daffan: $1,411,500 and Ms. Card Beckles: $1,200,120.

(2)

This column represents the aggregate grant date fair value of stock option awards granted in the relevant year, computed in accordance with ASC Subtopic 718, excluding forfeiture estimates. For a discussion of the assumptions used to calculate the amounts shown in the option awards columns, see Note 17 of the Notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2022.

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Executive Compensation

(3)	The amounts in this column are cash incentive awards earned and paid under the STI program in respect of performance for the years ended December 31, 2020, 2021 and 2022, as applicable.
(4)	Mr. Shavel was promoted to the role of Chief Executive Officer on May 25, 2022 and previously served as our Group President and Chief Financial Officer.
(5)	Mr. Shavel’s base salary was increased from $663,000 to $900,000 upon his promotion to Chief Executive Officer on May 25, 2022.
(6)

Amount includes (i) a restricted stock award with a grant date value of $567,200, (ii) a Relative TSR PSU award with a grant date value of $1,134,400, and (iii) a ROIC PSU award with a grant date value of $567,200, each of which were granted to Mr. Shavel upon his promotion to CEO as part of a one-time top-up LTI award with an approximate aggregate value of $2,836,000 which amount represents the weighted-average annualized LTI grant value for 2022 of $7,250,000 prorated for the remaining portion of the 2022 performance year during which Mr. Shavel is to serve as CEO net of LTI awards previously granted to Mr. Shavel earlier in the year in connection with the Company’s standard annual compensation program grant cycle. Amount also includes a one-time Relative TSR PSU grant with a grant date value of $2,000,000 which will be payable only upon the achievement by the Company of a relative total shareholder return at or above the 65th percentile as compared to the companies that comprise the S&P 500 Index over a three-year performance period.

(7)

Amount includes an option award with a grant date value of $567,200 that was granted to Mr. Shavel upon his promotion to CEO as part of a one-time top-up LTI award with an approximate aggregate value of $2,836,000 which amount represents the weighted-average annualized LTI grant value for 2022 of $7,250,000 prorated for the remaining portion of the 2022 performance year during which Mr. Shavel is to serve as CEO net of LTI awards previously granted to Mr. Shavel earlier in the year in connection with the Company’s standard annual compensation program grant cycle.

(8)

Mr. Shavel’s total 2022 STI award reflects an increase of his target from 125 % to 150% of his then in-effect annual base salary, prorated for the remaining portion of the 2022 performance year during which Mr. Shavel served as CEO.

(9)	Amount includes a 401(k) Savings Plan matching contribution of $17,400.
(10)	Amount includes a 401(k) Savings Plan matching contribution of $17,400.
(11)	Amount includes a 401(k) Savings Plan matching contribution of $17,100.
(12)	Mr. Stephenson retired from the role of President and Chief Executive Officer on May 25, 2022.
(13)

Amount represents prorated 2022 annual base salary of $1,000,000 through Mr. Stephenson’s retirement date of May 25, 2022 plus monthly consulting fees of $50,000 for transition and consulting services provided by Mr. Stephenson post-retirement pursuant to his Transition and Consulting Agreement dated May 10, 2022.

(14)

The actual change in pension value for Mr. Stephenson in 2022 was determined to be a negative amount of ($362,617). In accordance with SEC instructions, the amount included in this column for the change in pension value for 2022 is $0.

(15)	Amount includes a 401(k) Savings Plan matching contribution of $17,400.
(16)	Amount includes a 401(k) Savings Plan matching contribution of $17,400.
(17)	Amount includes a 401(k) Savings Plan matching contribution of $17,100.
(18)	Ms. Mann commenced her employment and was appointed Chief Financial Officer on September 15, 2022 and qualified as a Named Executive Officer for the 2022 fiscal year.
(19)	Amount represents prorated 2022 annual base salary of $650,000.
(20)

Amount represents a one-time restricted stock award with a grant date value of $2,999,964 that vests in two equal installments on the first and second anniversaries of the October 1, 2022 grant date pursuant to Ms. Mann’s employment offer letter.

(21)

Amount represents guaranteed STI award of $375,000 pursuant to Ms. Mann’s employment offer letter in recognition of the economic value Ms. Mann forfeited under her previous employer’s STI program, plus a prorated STI award for the portion of the 2022 performance year Ms. Mann was employed with the Company and was determined subject to the achievement of Company financial metrics and individual performance.

(22)	Amount includes a 401(k) Savings Plan matching contribution of $17,400.
(23)

Mr. Anquillare was elevated to the role of President on May 25, 2022. Mr. Anquillare subsequently was involuntarily terminated as President and Chief Operating Officer and ceased employment with the Company effective January 15, 2023.

(24)	Amount includes a one-time restricted stock award with a grant date value of $2,999,975 that vests over an 18-month period granted to Mr. Anquillare upon his promotion to President.
(25)	Amount represents STI payout in respect of 2022 performance year at target level pursuant to Mr. Anquillare’s Separation Agreement.
(26)

The actual change in pension value for Mr. Anquillare in 2022 was determined to be a negative amount of ($320,708). In accordance with SEC instructions, the amount included in this column for the change in pension value for 2022 is $0.

(27)	Amount includes a 401(k) Savings Plan matching contribution of $17,400.
(28)	Amount includes a 401(k) Savings Plan matching contribution of $17,400.
(29)	Amount includes a 401(k) Savings Plan matching contribution of $17,100.
(30)	Amount includes a 401(k) Savings Plan matching contribution of $17,400.
(31)	Amount includes a 401(k) Savings Plan matching contribution of $17,400.
(32)	Amount includes a 401(k) Savings Plan matching contribution of $17,100.
(33)	Ms. Card Beckles commenced her employment with the Company on April 5, 2021 and qualified as a Named Executive Officer for the 2021 fiscal year.
(34)	Amount includes a 401(k) Savings Plan matching contribution of $17,400.
(35)	Amount represents the sign-on bonus Ms. Card Beckles received upon the commencement of her employment pursuant to her employment offer letter.
(36)	Amount includes a 401(k) Savings Plan matching contribution of $17,400.

40  |  Verisk 2023 Proxy Statement

Executive Compensation

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards made to the NEOs during the Company’s fiscal year ended December 31, 2022.

2022 GRANTS OF PLAN BASED AWARDS

Name	Grant Date(1)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Lee M. Shavel	January 15, 2022		—	—	—	—	—	—	—	12,755	198.15	538,090
	January 15, 2022		—	—	—	—	—	—	2,715	—	—	537,977
	February 15, 2022		(3)	(3)	(3)	—	—	—	—	—	—	—
	January 15, 2022	(4)	—	—	—	2,652	5,304	10,608	—	—	—	1,075,969
	January 15, 2022	(5)				1,358	2,715	5,430	—	—	—	537,977
	May 25, 2022	(6)	—	—	—	—	—	—	—	13,834	170.72	567,234
	May 25, 2022	(6)	—	—	—	—	—	—	3,322	—	—	567,132
	May 25, 2022	(4)(6)	—	—	—	2,834	5,667	11,334	—	—	—	1,134,533
	May 25, 2022	(5)(6)	—	—	—	1,661	3,322	6,644	—	—	—	567,132
	May 25, 2022	(4)(7)	—	—	—	—	27,457	—	—	—	—	1,999,968

Scott G. Stephenson	January 15, 2022		—	—	—	—	—	—	—	49,787	198.15	2,100,016
	January 15, 2022		—	—	—	—	—	—	10,598	—	—	2,099,994
	February 15, 2022		(3)	(3)	(3)	—	—	—	—	—	—	—
	January 15, 2022	(4)	—	—	—	10,352	20,704	41,408	—	—	—	4,200,013
	January 15, 2022	(5)	—	—	—	5,299	10,598	21,196	—	—	—	2,099,994

Elizabeth D. Mann	October 1, 2022	(8)	—	—	—	—	—	—	17,592	—	—	2,999,964

Nick Daffan	January 15, 2022		—	—	—	—	—	—	—	8,365	198.15	352,836
	January 15, 2022		—	—	—	—	—	—	1,780	—	—	352,707
	February 15, 2022		(3)	(3)	(3)	—	—	—	—	—	—	—
	January 15, 2022	(4)	—	—	—	1,740	3,479	6,958	—	—	—	705,750
	January 15, 2022	(5)	—	—	—	890	1,780	3,560	—	—	—	352,707

Kathy Card Beckles	January 15, 2022		—	—	—	—	—	—	—	7,112	198.15	299,942
	January 15, 2022		—	—	—	—	—	—	1,514	—	—	299,999
	February 15, 2022		(3)	(3)	(3)	—	—	—	—	—	—	—
	January 15, 2022	(4)	—	—	—	1,479	2,958	5,916	—	—	—	600,060
	January 15, 2022	(5)	—	—	—	757	1,514	3,028	—	—	—	299,999

Mark V. Anquillare	January 15, 2022		—	—	—	—	—	—	—	12,755	198.15	538,090
	January 15, 2022		—	—	—	—	—	—	2,715	—	—	537,977
	February 15, 2022		(3)	(3)	(3)	—	—	—	—	—	—	—
	January 15, 2022	(4)	—	—	—	2,652	5,304	10,608	—	—	—	1,075,969
	January 15, 2022	(5)				1,358	2,715	5,430	—	—	—	537,977
	March 1, 2022	(9)	—	—	—	—	—	—	16,726	—	—	2,999,975

(1)

The equity incentive awards reflected in this table were approved by the Talent Management and Compensation Committee on December 20, 2021 and the non-equity incentive awards reflected in this table were approved by the Compensation Committee on February 15, 2022, except for the equity incentive awards granted to Mr. Shavel on May 25, 2022 and the equity incentive award granted to Mr. Anquillare on March 1, 2022 each of which were approved by the Talent Management and Compensation Committee on February 15, 2022.

(2)

This column represents the aggregate grant date fair value of the following awards granted in the relevant year under the 2013 Equity Incentive Plan and the 2021 Equity Incentive Plan, as applicable, in accordance with ASC Subtopic 718, excluding forfeiture estimates, to the extent applicable: (i) restricted stock awards and stock option awards, valued at the closing price of the Company’s Common Stock on the

Verisk 2023 Proxy Statement  |  41

Executive Compensation

applicable grant date, and (ii) PSU awards, valued based on the probable outcome of the performance conditions as of the grant date. For a discussion of the assumptions used to calculate the amounts shown in this column see Note 17 of the Notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2022.
(3)

As described in the “Compensation Discussion and Analysis,” our NEOs are eligible for an annual incentive compensation cash award under our STI program, which will be paid out based on the achievement of pre-established threshold, target and maximum performance levels. For additional details regarding the NEO STI program, including the relevant performance factors for 2022, see “Compensation Discussion and Analysis — Annual STI Awards — 2022 STI Financial Metrics and Individual Targets” and “Compensation Discussion and Analysis — Summary of 2022 STI and LTI Programs.” For the actual amounts of cash incentive awards paid to each of our NEOs under our STI program in respect of performance for 2022, see the “Non-Equity Incentive Plan Compensation” column of our 2022 Summary Compensation Table.

(4)	Represents grant of Relative TSR PSUs.
(5)	Represents grant of ROIC PSUs.
(6)

In connection with Mr. Shavel’s promotion to CEO, this grant is part of a one-time top-up LTI award with an approximate grant date aggregate value of $2,836,000 which amount represents the weighted-average annualized LTI grant value for 2022 of $7,250,000 prorated for the remaining portion of the 2022 performance year during which Mr. Shavel shall serve as CEO net of LTI awards previously granted to Mr. Shavel earlier in the year in connection with the Company’s standard annual compensation program grant cycle.

(7)

In connection with Mr. Shavel’s promotion to CEO, Mr. Shavel received this one-time Relative TSR PSU grant which will be payable only upon the achievement by the Company of a relative total shareholder return at or above the 65th percentile as compared to the companies that comprise the S&P 500 Index over a three-year performance period.

(8)

Ms. Mann received a restricted stock award grant in the amount set forth in the table above pursuant to her employment offer letter which award was in recognition of the economic value forfeited by Ms. Mann under her previous employer’s equity incentive plan.

(9)	In connection with Mr. Anquillare’s promotion to President, Mr. Anquillare received a one-time restricted stock award that vests over an 18-month period from the grant date.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning unexercised options, unvested restricted stock and unvested PSUs held by our NEOs as of the end of the Company’s fiscal year ended 2022 based on a market value of $176.42 per share (our closing market price on December 30, 2022).

2022 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

			Option Awards(1)				Stock Awards(2)
Name	Date of Award Grant		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Lee M. Shavel	4/1/2018		17,674	—	104.00	4/1/2028	—	—	—	—
	4/1/2019		13,670	4,557	134.24	4/1/2029	815	143,782	—	—
	1/15/2020		9,440	9,441	158.65	1/15/2030	1,517	267,629	—	—
	1/15/2020		—	—	—	—	—	—	2,495	440,080
	1/15/2021		4,583	13,751	190.02	1/15/2031	2,527	445,813	—	—
	1/15/2021		—	—	—	—	—	—	3,048	537,728
	1/15/2022		—	12,757	198.15	1/15/2032	2,715	478,980	—	—
	1/15/2022		—	—	—	—	—	—	4,010	707,444
	5/25/2022		—	13,834	170.72	5/25/2033	3,322	586,067	—	—
	5/25/2022		—	—	—	—	—	—	4,495	792,920
	5/25/2022	(4)	—	—	—	—	—	—	27,457	4,843,964

Scott G. Stephenson	4/1/2019		67,711	—	134.24	6/30/2025	—	—	—	—
	1/15/2020		73,556	—	158.65	6/30/2025	—	—	—	—
	1/15/2020		—	—	—	—	—	—	9,719	1,714,538
	1/15/2021		75,172	—	190.02	6/30/2025	—	—	—	—
	1/15/2021		—	—	—	—	—	—	12,496	2,204,544
	1/15/2022		49,787	—	198.15	6/30/2025	—	—	—	—
	1/15/2022		—	—	—	—	—	—	15,651	2,761,149

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Executive Compensation

			Option Awards(1)				Stock Awards(2)
Name	Date of Award Grant		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Elizabeth D. Mann	10/1/2022	(5)	—	—	—	—	17,592	3,103,581	—	—

Nick Daffan	4/1/2016		13,038	—	80.19	4/1/2026	—	—	—	—
	4/1/2017		14,516	—	81.14	4/1/2027	—	—	—	—
	4/1/2018		16,496	—	104.00	4/1/2028	—	—	—	—
	7/1/2018		11,295	—	107.64	7/1/2028	—	—	—	—
	4/1/2019		11,714	3,905	134.24	4/1/2029	699	123,318	—	—
	1/15/2020		7,770	7,771	158.65	1/15/2030	1,249	220,349	—	—
	1/15/2020		—	—	—	—	—	—	2,054	362,367
	1/15/2021		3,006	9,021	190.02	1/15/2031	1,658	292,504	—	—
	1/15/2021		—	—	—	—	—	—	2,000	352,752
	1/15/2022		—	8,365	198.15	1/15/2032	1,780	314,028	—	—
	1/15/2022		—	—	—	—	—	—	2,629	463,896

Kathy Card Beckles	7/1/2021	(6)	—	—	—	—	4,158	733,544	—	—
	1/15/2022		—	7,111	198.15	1/15/2032	1,514	267,100	—	—
	1/15/2022		—	—	—	—	—	—	2,236	394,475

Mark V. Anquillare	4/1/2014		61,027	—	59.74	4/1/2024	—	—	—	—
	4/1/2015		59,097	—	71.53	4/1/2025	—	—	—	—
	4/1/2016		52,153	—	80.19	4/1/2026	—	—	—	—
	4/1/2017		64,518	—	81.14	4/1/2027	—	—	—	—
	4/1/2018		24,953	—	104.00	4/1/2028	—	—	—	—
	4/1/2019		17,969	5,990	134.24	4/1/2029	1,071	188,946	—	—
	1/15/2020		11,843	11,844	158.65	1/15/2030	1,903	335,727	—	—
	1/15/2020		—	—	—	—	—	—	3,130	552,106
	1/15/2021		4,583	13,751	190.02	1/15/2031	2,527	445,813	—	—
	1/15/2021		—	—	—	—	—	—	3,048	537,728
	1/15/2022		—	12,757	198.15	1/15/2032	2,715	478,980	—	—
	1/15/2022		—	—	—	—	—	—	4,010	707,356
	3/1/2022	(7)	—	—	—	—	16,726	2,950,801	—	—

(1)	The right to exercise stock options vests ratably on the first, second, third and fourth anniversaries of the date of grant.
(2)

The stock awards shown in this column are restricted stock awards that vest ratably on the first, second, third and fourth anniversaries of the date of grant unless otherwise stated. The PSUs shown in this column are scheduled to vest on December 31 of the third year of the award’s respective performance period which for (a) the Relative TSR PSUs are based on the achievement of the Company’s total shareholder return performance compared to companies that comprise the S&P 500 Index over such three-year performance period, and (b) for ROIC PSUs are based on the incremental return-on-invested capital.

(3)	The number of unvested PSUs reported in this column reflects achievement of threshold performance goals unless otherwise noted.
(4)

Represents a one-time Relative TSR PSU award with a grant date value of $2,000,000 which will be payable only upon the achievement by the Company of a relative total shareholder return at or above the 65th percentile as compared to the companies that comprise the S&P 500 Index over a three-year performance period. Since the payout of this one-time Relative TSR PSU awards is binary (0% or 100% payout), the number of unvested PSUs reported in this column reflects achievement of the performance goal resulting in the vesting of 100% of the award in shares of Common Stock.

(5)	Represents a one-time equity award in the form of shares of restricted stock that vest ratably over two years on the respective anniversary dates of the grant date.
(6)	Represents a one-time equity award in the form of shares of restricted stock that vest ratably over four years on the respective anniversary dates of the grant date.
(7)	Represents a one-time equity award in the form of shares of restricted stock that vest ratably over an 18-month period granted to Mr. Anquillare upon his promotion to President.

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Executive Compensation

Option Exercises and Stock and PSUs Vested

The following table sets forth information concerning each exercise of stock options and vesting of restricted stock and PSUs for the NEOs during 2022. Restricted stock awards vest in four equal installments on the first, second, third and four anniversaries of their grant date. PSUs granted in 2020 had a three-year performance period, and such awards vested on December 31, 2022 and were settled and issued in the form of shares in January 2023.

2022 OPTION EXERCISES AND STOCK AND PSUS VESTED

	Option Awards		Stock Awards		PSUs

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Lee M. Shavel	—	—	3,317	684,684	4,861	857,578

Scott G. Stephenson	685,657	67,196,102	37,337	6,883,048	18,939	3,341,218

Elizabeth D. Mann	—	—	—	—	—	—

Nick Daffan	—	—	3,298	664,817	4,002	706,033

Kathy Card Beckles	—	—	1,385	242,791	—	—

Mark V. Anquillare	—	—	4,137	857,180	6,098	1,075,809

Pension Plans

The following table sets forth information with respect to each plan that provides for payments or other benefits at, following, or in connection with retirement.

Eligible employees hired prior to March 1, 2005 participate in the Pension Plan for Insurance Organizations, or PPIO, a multiple-employer pension plan in which we participate. The PPIO provides a traditional final pay formula pension benefit, payable as an annuity, to employees who were 49 years old with 15 years of service as of January 1, 2002. Effective January 1, 2002, this formula benefit was frozen for all eligible employees. Effective January 1, 2002, a cash balance pension benefit, also payable as an annuity, was established under the

PPIO. Employees hired prior to January 1, 2002 receive their frozen traditional benefit as well as their cash balance benefit. Employees hired from January 1, 2002 to March 1, 2005 receive only the cash balance benefit. Effective February 29, 2012, the Company implemented a “hard freeze” of benefits under the PPIO. Accordingly, after February 29, 2012 benefits under the PPIO will no longer increase as the result of new compensation earned or continued service. The Supplemental Cash Balance Plan, or the Supplemental Plan, provides a benefit to which the participant would be entitled under the PPIO but which is subject to caps imposed by IRS regulations. Employees hired on or after March 1, 2005 were not eligible to participate in the PPIO or the Supplemental Plan. Effective February 29, 2012, the Company implemented a “hard freeze” of benefits under the Supplemental Plan.

2022 PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)

Lee M. Shavel	N/A	N/A	N/A	N/A

Scott G. Stephenson	PPIO	14	—	—
	Supplemental Plan	14	796,772

Elizabeth D. Mann	N/A	N/A	N/A	N/A

Nick Daffan	N/A	N/A	N/A	N/A

Kathy Card Beckles	N/A	N/A	N/A	N/A

Mark V. Anquillare	PPIO	22	449,745	—
	Supplemental Plan	22	489,665	—

(1)

For a discussion of the assumptions used to calculate the amounts shown in this column, see Note 18 of the Notes to our audited consolidated financial statements included as part of our Annual Report on Form 10-K for the year ended December 31, 2022.

44  |  Verisk 2023 Proxy Statement

Executive Compensation

Nonqualified Deferred Compensation Table

Certain highly compensated employees, including our NEOs, are eligible to participate in the Supplemental Executive Retirement Savings Plan (the “Top Hat Plan”). The Top Hat Plan allows participants to elect to defer compensation on a non-tax qualified basis and provides a vehicle for the Company to provide, on a non-tax qualified basis, matching contributions that could not be made on the participants’ behalf to the tax-qualified 401(k) Savings Plan due to limits imposed by IRS regulations. The deferred amounts are notionally invested in the same investment options selected by the participant under the 401(k) Savings Plan. Participants elect to receive payment at termination of employment or some other future date. See “Compensation Discussion and Analysis — Health, Welfare and Retirement Plans” on page 36 for additional information.

The following table sets forth information with respect to the Top Hat Plan.

2022 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings/ (Losses) in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Lee M. Shavel	—	—	—	—	—

Scott G. Stephenson	11,983	—	(147,326)	—	734,868

Elizabeth D. Mann	—	—	—	—	—

Nick Daffan	—	—	—	—	—

Kathy Card Beckles	—	—	—	—	—

Mark V. Anquillare	22,380	—	(280,096)	—	1,021,019

(1)	All amounts shown are also included in the 2022 Summary Compensation table in the “Salary” and/or “Non-Equity Incentive Plan Compensation” column.

Potential Payments Upon Termination or Change in Control

Below is a description of the arrangements in place applicable to the NEOs relating to payments upon termination or change in control, other than severance payments upon termination (other than for cause) available to all salaried employees.

In March 2022, the Talent Management and Compensation Committee adopted the Executive Severance Plan. The purpose of the Executive Severance Plan is to provide severance pay benefits to eligible senior executives of the Company, which includes our NEOs, whose employment with the Company is terminated involuntarily under the conditions described therein.

Upon a qualifying termination, which is defined as (i) an involuntary termination of the eligible executive by the Company without Cause (as defined in the Executive Severance Plan) (whether or not in connection with a change in control), (ii) a resignation of employment by the eligible executive for Good Reason (as defined in the Executive Severance Plan) during the two year period following a Change in Control (as defined in the Executive Severance Plan), or (iii) resignation of employment by the eligible executive, following the provision of 60 days’ prior notice and an opportunity for the Company to cure, as a result of (a) a material adverse reduction in the eligible executive’s base salary, (b) a material adverse reduction in responsibilities, duties, or authority; or (c) the material relocation of the eligible executive’s principal place of employment by more than 40 miles from the eligible executive’s principal place of employment, if such relocation materially increases the executive’s commute, eligible executives shall be eligible to receive the following benefits:

(1)	Severance:

•	for the Chief Executive Officer, a severance payment equal to twenty-four (24) months of salary at then-current base pay (paid in a one-time, lump sum amount, less lawful deductions)

•	for all other eligible executives, a severance payment equal to eighteen (18) months of salary at then-current base pay (paid in a one-time, lump sum amount, less lawful deductions)

(2)	Bonus:

•	for the Chief Executive Officer, two times (2x) target STI award payment for the applicable year of termination (paid in a one-time, lump sum amount, less lawful deductions)

•	for all other eligible executives, one and one-half times (1.5x) target STI award payment for the applicable

Verisk 2023 Proxy Statement  |  45

Executive Compensation

year of termination (paid in a one-time, lump sum amount, less lawful deductions)

(3)

Health Benefits: for all eligible executives, payment by the Company for up to eighteen (18) months of the employer-portion of any COBRA premium payments (provided the eligible executive remains responsible for the employee portion in the same amount they would have paid/contributed as an active employee), and

(4)

Equity: for all eligible executives, the acceleration and vesting at the date of a qualified termination of (x) the prorated portion of the eligible executive’s unvested time-based equity awards (non-qualified stock options and restricted stock awards) at the date of a qualified termination, based upon the number of months of service prior to the qualified termination date (taking into account any previously vested portion of the applicable award), and (y) the prorated portion of the eligible executive’s unvested PSUs at the date of a qualified termination, based upon the number of months of service achieved by the eligible executive within a given performance period divided by the total number of months of such performance period (and which for purposes of calculation such awards’ performance level will be set at “Target”).

The Executive Severance Plan does not provide for any “single-trigger” severance payments or acceleration of equity awards solely upon a change in control of the Company. The Executive Severance Plan replaced and superseded all prior plans, programs, understandings and arrangements providing severance-type benefits to eligible executives, including our NEOs. Receipt of these benefits is conditioned upon the recipient executing a general release of claims against the Company, and complying with perpetual confidentiality obligations and noncompete and nonsolicitation obligations for a period of 12 months.

None of our NEOs will be entitled to excise tax gross-ups as the Executive Severance Plan does not provide for such payments.

The following table sets forth the value of the severance benefits that would have been payable to our continuing NEOs in the event of a qualifying termination on December 31, 2022 based on the closing price of our Common Stock of $176.42 on such date.

Name	Cash Severance ($)	STI Cash Payment ($)	Time-Based Equity Vesting Acceleration Value ($)	PSU Vesting Acceleration Value ($)

Lee M. Shavel	1,800,000	2,700,000	835,104	2,458,217

Elizabeth D. Mann	975,000	1,218,750	387,948	—

Nick Daffan	787,500	984,375	571,339	787,932

Kathy Card Beckles	750,000	750,000	189,144	264,829

In addition to the amounts above, each eligible executive including our NEOs, are entitled to (i) a one-time lump sum payment of $50,000, less lawful deductions and withholdings, for outplacement assistance services, and (ii) subject to: (a) a timely election by the eligible executive of continued coverage under COBRA, and (b) continued copayment by the eligible executive of premiums at the same level and cost to the eligible executive as if such individual was an active employee of the Company, continued payment by the Company of the eligible executive’s health insurance coverage for up to 18 months following a qualifying termination.

Equity Compensation Plan Information

The following table sets forth certain information, as of December 31, 2022, concerning the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders(1)	3,996,960	$131.79	13,899,609

(1)

Reflects the 2021 Equity Incentive Plan and the 2013 Equity Incentive Plan. See “Verisk Analytics, Inc. 2021 Equity Incentive Plan” included in Appendix A to the Company’s Proxy Statement on Schedule 14A, dated April 2, 2021 and “Verisk Analytics, Inc. 2013 Equity Incentive Plan”

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Executive Compensation

included in Appendix A to the Company’s Proxy Statement on Schedule 14A, dated April 1, 2013, respectively, and Note 17 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of the material features of our 2021 Equity Incentive Plan and 2013 Equity Incentive Plan. The 2021 Equity Incentive Plan, as approved by our shareholders on May 19, 2021, replaced the 2013 Equity Incentive Plan and no further awards will be granted under the 2013 Equity Incentive Plan after such approval date.

CEO Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2022:

•	the median of the annual total compensation of all our employees (except our CEO) was $84,075;

•	the annual total compensation of our Chief Executive Officer was $9,497,341; and

•	the ratio of these two amounts was 113 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

To identify the median of the annual total compensation of all of our employees (other than our CEO), we first identified our total employee population from which we determined our “median” employee. As we reported in Item 1, Business, in our Annual Report on Form 10-K for the year ended December 31, 2022, our employee population consisted of approximately 7,000 individuals worldwide, of which approximately 66% were located in the United States and 34% were located in jurisdictions outside the United States. Our employee population consisted of our global workforce of full-time, part-time, seasonal and temporary employees.

As permitted by the Pay Ratio Rule, we adjusted our total employee population (as described above) for purposes of identifying our “median employee” by excluding approximately 113 of our employees located in certain jurisdictions outside of the United States given the relatively small number of employees in those jurisdictions and the estimated costs of obtaining their compensation information, as follows: approximately 48 employees from Costa Rica; approximately 18 employees from Singapore; approximately 11 employees from Australia; approximately 11 employees from Israel; approximately 10 employees from China; approximately 5 employees from Japan; approximately 2 employees from Denmark; approximately 2 employees from Netherlands; approximately 1 employee from France; approximately 1 employee from Argentina; approximately 1 employee from Brazil; approximately 1 employee from Mexico; approximately 1 employee from Bermuda; and approximately 1 employee from South Korea.

After taking into account the above-described adjustments to our employee population as permitted by the Pay Ratio Rule, our total adjusted employee population for purposes of determining our “median employee” consisted of approximately 6,886 individuals.

To identify our “median employee” from our total adjusted employee population, we compared the amount of base wages of our employees as reflected in our payroll records. We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation.

Using the methodologies described above, we determined that our “median employee” was a full-time, salaried employee located in the United States.

Once we identified our “median employee,” we then calculated such employee’s annual total compensation for 2022 using the same methodology we used for purposes of determining the annual total compensation of our NEOs for 2022 (as set forth in the 2022 Summary Compensation Table on page 39 of this Proxy Statement). Our CEO’s annual total compensation for 2022 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2022 Summary Compensation Table.

Verisk 2023 Proxy Statement  |  47

Pay Versus Performance

In accordance with the SEC’s disclosure requirements regarding pay versus performance (“PVP”), this section presents the
SEC-defined
“Compensation Actually Paid” (“CAP”). Also as required by the SEC, this section compares CAP to relevant performance metrics for the Company.
Most Important Metrics Used for Linking Pay and Performance
The list below shows, in compliance with PVP regulations, the most important metrics the Company and the Talent Management and Compensation
Committee
consider when gauging Company performance. These measures, along with others, significantly impact compensation outcomes for the NEOs.

Metrics

Organic Constant Currency Adjusted EBITDA Growth

Organic Constant Currency Revenue Growth

Relative TSR

Incremental ROIC
We consider Organic Constant Currency Adjusted EBITDA Growth to be the most important financial measure used to link CAP with performance in 2022 because it (1) measures of our ability to balance the size of revenue growth with cost management and investing for future growth, (2) is used to determine 40% of the annual STI award payout for our NEOs, and (3) is strongly correlated to our stock price performance. Accordingly, Organic Constant Currency Adjusted EBITDA Growth is our Company Selected Measure reported in the table below.
Pay versus Performance Table
In accordance with the SEC’s new PVP rules, the following table sets forth the compensation for the PEO and the average compensation for the other NEOs, both as reported in the 2022 Summary Compensation Table (“SCT”) above in this Proxy Statement and with certain adjustments to reflect the CAP to such individuals, for each of 2022, 2021, and 2020. The table also provides information on the Company cumulative TSR, the cumulative TSR of the Company’s peer group, GAAP net income and Organic Constant Currency Adjusted EBITDA growth.

Year(1)	Summary Compensation Table Total for PEO		Compensation Actually Paid to PEO(2)(3)(4)		Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)(4)	Value of Initial Fixed $100 Investment Based on:		GAAP Net Income ($M)(6)	OCC Adjusted EBITDA Growth (7)
	Stephenson	Shavel	Stephenson	Shavel			Verisk TSR	Peer Group TSR (5)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2022	$11,539,051	$9,497,341	($6,332,838)	$6,732,273	$4,134,272	$2,547,625	$120.44	$119.74	$954.3	7.4%

2021	$12,796,321	N/A	$16,416,053	N/A	$3,207,448	$3,917,525	$155.07	$154.61	$666.3	4.7%

2020	$10,013,372	N/A	$27,909,134	N/A	$3,262,117	$7,939,143	$139.89	$127.85	$712.7	9.8%

(1)
Scott G. Stephenson was the PEO in 2020, 2021 and from January 1, 2022 through his retirement on May 25, 2022. Beginning on May 25, 2022, Lee M. Shavel was the PEO. For 2022, the
non-PEO
NEOs included Elizabeth D. Mann, Nick Daffan, Kathy Card Beckles and Mark V. Anquillare. For 2021, the
non-PEO
NEOs included Lee M. Shavel, Nick Daffan, Kathy Card Beckles and Mark V. Anquillare. For 2020, the
non-PEO
NEOs included Lee M. Shavel, Nick Daffan, Mark V. Anquillare and Kenneth E. Thompson.

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Pay Versus Performance

(2)
SEC rules require certain adjustments be made to the amounts reported in the Summary Compensation Table to determine CAP, as reported in the PVP table above. The following tables detail the applicable adjustments that were made to determine CAP by deducting and adding the following amounts from the “Total” column of the Summary Compensation Table and does not reflect the actual amounts of compensation earned by or paid to such NEOs during the applicable year.

	2022		2021	2020

PEO SCT Total to CAP Reconciliation	Stephenson	Shavel	Stephenson	Stephenson

Summary Compensation Table Total	$11,539,051	$9,497,341	$12,796,321	$10,013,372

Deduction for SCT “Stock Awards” column value	($8,400,001)	($6,420,689)	($7,875,006)	($5,625,065)

Deduction for SCT “Option Awards” column value	($2,100,016)	($1,105,324)	($2,625,006)	($1,874,942)

Deduction for SCT “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column value	$0	$0	($98,355)	($73,496)

Total Deductions from SCT	($10,500,017)	($7,526,013)	($10,598,367)	($7,573,503)

Increase for Service Cost and Prior Service Cost for Pension Plans	$0	$0	$0	$0

Increase for year end fair value of unvested equity granted during year	$2,686,913	$7,539,174	$14,021,396	$13,298,392

Increase /(Deduction) for change in fair value of unvested equity granted in prior years	($3,245,127)	($1,743,448)	$2,539,694	$10,128,267

Increase for vesting date fair value of equity granted and vested during year	$1,751,269	$0	$0	$0

Increase /(Deduction) for change in fair value of vested equity granted in prior years	($8,564,927)	($1,034,781)	($2,342,991)	$2,042,605

Increase based on value of dividends not otherwise reflected in fair value or total compensation	$0	$0	$0	$0

Total Adjustments	($7,371,873)	$4,760,945	$14,218,099	$25,469,265

Compensation Actually Paid (SCT minus deductions plus total adjustments)	($6,332,838)	$6,732,273	$16,416,053	$27,909,134

Average Non-PEO NEO SCT Total to CAP Reconciliation	2022	2021	2020

Summary Compensation Table Total	$4,134,272	$3,207,448	$3,262,117

Deduction for SCT “Stock Awards” column value	($2,690,771)	($1,520,386)	($1,373,430)

Deduction for SCT “Option Awards” column value	($297,717)	($425,107)	($457,820)

Deduction for SCT “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column value	$0	($58,174)	($66,761)

Total Deductions from SCT	($2,988,488)	($2,003,667)	($1,898,011)

Increase for Service Cost and Prior Service Cost for Pension Plans	$0	$0	$0

Increase for year end fair value of unvested equity granted during year	$2,821,246	$2,587,735	$3,247,054

Increase /(Deduction) for change in fair value of unvested equity granted in prior years	($835,414)	$551,657	$2,768,097

Increase for vesting date fair value of equity granted and vested during year	$0	$0	$0

Increase /(Deduction) for change in fair value of vested equity granted in prior years	($583,991)	($425,648)	$559,886

Increase based on value of dividends not otherwise reflected in fair value or total compensation	$0	$0	$0

Total Adjustments	$1,401,841	$2,713,744	$6,575,037

Compensation Actually Paid (SCT minus deductions plus total adjustments)	$2,547,625	$3,917,525	$7,939,143

(3)
The fair value of PSUs reporting for CAP purposes in columns (c) and (e) assumes estimated performance results as of the end of each fiscal year for internal metrics (i.e., EBITDA & ROIC) and Monte Carlo simulation valuation model for market metrics (i.e., TSR vs. performance peer group), in accordance with FASB ASC 718. PSUs will ultimately vest based on measured performance through the end of the three-year performance period for the relevant metrics.

Verisk 2023 Proxy Statement  |  49

Pay Versus Performance

(4)
The fair value of stock option awards reporting for CAP purposes in columns (c) and (e) was determined using the Black-Scholes option pricing model using materially the same assumptions as disclosed at the initial grant.

(5)
Reflects the total shareholder return indexed to $100 per share for the fourteen-company peer group we use for executive compensation benchmarking purposes which is also the industry line peer group reported in our Annual Report on Form
10-K
for the year ended December 31, 2022.

(6)	Reflects “Net Income” for each applicable year as set forth in our Consolidated Statements of Operations included in our Annual Report on Form 10-K for each of the applicable years.
(7)
Reflects the Organic Constant Currency Adjusted EBITDA Growth amounts used by our Talent Management and Compensation Committee to determine our NEOs STI outcomes. EBITDA represents GAAP net income from continuing operations adjusted for (i) depreciation and amortization of fixed assets; (ii) amortization of intangible assets; (iii) interest expense; and (iv) provision for income taxes. Adjusted EBITDA represents EBITDA adjusted for acquisition-related costs (earn-outs), gain/loss from dispositions (which includes businesses held for sale), and nonrecurring gain/loss. Organic is defined as operating results excluding the effect of recent acquisitions and dispositions (which include businesses held for sale) that have occurred over the past year. Constant Currency is calculated by translating comparable prior-year-period results at the currency exchange rates used in the current period. Organic Constant Currency Adjusted EBITDA growth was subject to further normalization by our Talent Management and Compensation Committee in 2022 to eliminate the financial impact of certain items, including, among others, normalizing for the cessation of Russian operations and adjusting for the timing of the divestitures of the 3E, Verisk Financial Services, and Energy businesses.

Pay versus Performance Description of Relationships
We align pay with Company performance to support our
pay-for-performance
culture that links funding for STI and LTI programs to Company performance measured against predetermined goals. Moreover, individual employee performance is considered in determining individual awards. The year-over-year changes in CAP are primarily due to the result of our stock performance and varying levels of achievement against pre-established
performance goals under the STI and LTI programs as described in the CD&A above.
Relationship Between Compensation Actually Paid and Company TSR, and Comparison of Peer TSR versus Company TSR
The following graph sets forth the relationship between “Compensation Actually Paid” to our PEO, the average of “Compensation Actually Paid” to our other NEOs, and our Company’s cumulative TSR during the three most recently completed fiscal years, as well as a comparison of the Company’s cumulative TSR over the same period to that of the fourteen-company peer group we use for executive compensation benchmarking purposes which is also the industry line peer group reported in our Annual Report on Form 10-K for the year ended December 31, 2022.

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Pay Versus Performance

Relationship Between Compensation Actually Paid and GAAP Net Income
The following graph sets forth the relationship between “Compensation Actually Paid” to our PEO, the average of “Compensation Actually Paid” to our other NEOs, and our net income during the three most recently completed fiscal years.

Relationship Between Compensation Actually Paid and Organic Constant Currency Adjusted EBITDA Growth
The following graph sets forth the relationship between “Compensation Actually Paid” to our PEO, the average of “Compensation Actually Paid” to our other NEOs, and our Organic Constant Currency Adjusted EBITDA Growth during the three most recently completed fiscal years.

Verisk 2023 Proxy Statement  |  51

Certain Relationships and Related Transactions

Customer Relationships

In 2022, we received fees from Farmers Group, Inc. in the amount of $42,598,482 for our property estimating, underwriting and rating, extreme events and claims solutions, and from American International Group in the amount of $23,731,107 for our underwriting and rating, extreme events and claims solutions. Jeffrey Dailey, one of our directors, was CEO of Farmers Group, Inc. until his retirement at the end of 2022 and he continues to serve as its Chairman of the Board. Therese M. Vaughan, one of our directors, is a director of American International Group.

In 2023, we paid fees to FactSet Research Systems, Inc. in the amount of $382,389 for subscriptions to financial data and analytics. Lee M. Shavel, our President and CEO and one of our directors, is a director of FactSet Research Systems, Inc.

Statement of Policy Regarding Transactions with Related Persons

Our Board of Directors has adopted a written statement of policy regarding transactions with related persons and has designated the Governance, Corporate Sustainability and Nominating Committee to oversee it. Our related person policy requires that a “related person” (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to the Corporate Secretary any “related person transaction” (defined as any transaction that is reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest). The Corporate Secretary will then promptly communicate that information to the Governance, Corporate Sustainability and Nominating Committee, which must approve or ratify any related person transactions. Any directors interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest. In reviewing a transaction, the Governance, Corporate Sustainability and Nominating Committee will consider all relevant facts and circumstances, including without limitation, the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest and the actual or apparent conflict of interest of the related person. No related person transaction will be approved or ratified unless, upon consideration of all relevant information, the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders.

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Item 2 — Approval of the Compensation of the Company’s Named Executive Officers on an Advisory, Non-binding Basis

At the 2017 Annual Meeting of Shareholders, we conducted an advisory, non-binding vote regarding the frequency with which we would seek approval of the compensation of our named executive officers. At such meeting, shareholders expressed their preference for an annual vote on executive compensation on an advisory, non-binding basis and, consistent with this preference, the Board of Directors determined that we would conduct such a vote on an annual basis. Accordingly, and pursuant to Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to approve the compensation of our named executive officers for 2022 as disclosed in this Proxy Statement on an advisory, non-binding basis (“say-on-pay”) through the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Following the 2023 Annual Meeting, we expect to conduct the next say-on-pay vote at the 2024 Annual Meeting, subject to our review of the voting results on Proposal Item 3 of this Proxy Statement.

Because your vote is advisory, it will not be binding on the Board of Directors and will not overrule any decision by the Board of Directors or require the Board of Directors to take any action. However, the Board of Directors and the Talent Management and Compensation Committee will take into account the outcome of the say-on-pay vote when considering future executive compensation decisions for named executive officers.

The Talent Management and Compensation Committee believes that the Company’s compensation programs and policies and the compensation decisions for 2022 described in this Proxy Statement, including the Compensation Discussion and Analysis, appropriately reward our named executive officers for their and the Company’s performance and will assist the Company in retaining our senior leadership team. You are strongly encouraged to read the full details of our executive compensation programs and policies under the section titled “Executive Compensation” above.

Our Board unanimously recommends a vote “FOR” the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement. Proxies solicited by the Board will be voted “FOR” this resolution unless otherwise instructed. Broker non-votes will not be counted in determining the results of the vote.

Verisk 2023 Proxy Statement  |  53

Item 3 — Advisory, Non-Binding Vote on the Frequency of Advisory Votes on the Compensation of the Company’s Named Executive Officers

Pursuant to the requirements under the Dodd-Frank Act and Section 14A of the Securities Exchange Act, the Board of Directors is required to submit an advisory, non-binding resolution to shareholders at least once every six years to determine whether advisory votes on executive compensation should be held every one, two or three years. In satisfaction of this requirement, as we last did at the 2017 Annual Meeting, we are again now asking shareholders to vote on whether future say-on-pay votes of the nature reflected in Proposal Item 2 above should occur every one, two or three years. If you have no preference, you may abstain.

The optimal frequency of vote necessarily turns on a judgment about the relative benefits and burdens of each of the options. There have been diverging views expressed on this question and the Board believes there is a reasonable basis for each of the options.

Some have argued for a longer period between say-on-pay votes. They point out that a less frequent vote would allow shareholders to focus on overall design issues rather than details of individual decisions, would align with the goal of the Company’s compensation programs which are designed to reward performance that promotes long-term shareholder value, and would avoid the burden that annual votes would impose on shareholders who are required to evaluate the compensation programs of a large number of companies each year.

Others believe that an annual vote is the optimal choice to give shareholders the opportunity to react promptly to emerging trends in compensation, provide feedback before those trends become pronounced over time, and give the Board and the Talent Management and Compensation Committee the opportunity to evaluate individual compensation decisions each year in light of the ongoing feedback from shareholders.

After careful consideration, the Board has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and recommends that shareholders vote for future advisory votes on executive compensation to occur every year.

This advisory vote on the frequency of future say-on-pay votes is non-binding on the Board. Shareholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board and the Talent Management and Compensation Committee will take into account the outcome of the say-on-pay frequency vote when considering how often to hold the say-on-pay vote.

Our Board unanimously recommends that you vote for the “ONE YEAR” frequency option which indicates your preference to have say-on-pay votes held once every year. Proxies solicited by the Board will be voted for the “ONE YEAR” frequency option unless otherwise instructed. Broker non-votes will not be counted in determining the results of the vote.

54  |  Verisk 2023 Proxy Statement

Item 4 — Ratification of the Appointment of Verisk’s Independent Auditor

The Audit Committee appointed Deloitte & Touche LLP (Deloitte & Touche) as independent auditors for 2023 and presents this selection to the shareholders for ratification. Deloitte & Touche will audit our consolidated financial statements for 2023 and perform other permissible, preapproved services.

A Deloitte & Touche representative will attend the 2023 Annual Meeting to respond to your questions and will have the opportunity to make a statement. The Audit Committee will consider the result of the vote, but may decide to continue to retain Deloitte & Touche or appoint a different auditor regardless of the vote outcome if the Audit Committee believes it is in the best interest of the Company.

Our Board unanimously recommends a vote “FOR” the ratification of Deloitte & Touche’s appointment as our independent auditor. Proxies solicited by the Board will be voted “FOR” this ratification unless otherwise instructed.

Independent Auditor’s Fees. The following table summarizes the aggregate fees (including related expenses, in thousands) billed in 2022 and 2021 for professional services provided by Deloitte & Touche.

	2022	2021
Audit fees(1)	$2,408	$2,295
Audit-related fees(2)	3,991	650
Tax fees(3)	1,243	734

Total	$7,642	$3,679

(1)

Audit fees consisted of fees billed for audits of our consolidated financial statements included in our Annual Reports on Form 10-K and in our Registration Statements on Form S-3 and Form S-8, and reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q.

(2)

Audit-related fees consisted of fees incurred in conjunction with regulatory audits, due diligence, accounting consultations and audits related to acquisitions and dispositions, and amounts for 2022 reflect additional services required in connection with the dispositions of the 3E, VFS and Energy businesses.

(3)

Includes tax compliance and other tax services not related to the audit, and amounts for 2022 reflect additional services required in connection with the dispositions of the 3E, VFS and Energy businesses.

Preapproval Policy of the Audit Committee of Services Performed by Independent Auditor

The Audit Committee has implemented preapproval policies and procedures related to the provision of audit and nonaudit services by the independent auditor to ensure that the services do not impair the auditor’s independence. Under these procedures, the Audit Committee preapproves both the type of services to be provided by the independent auditor and the estimated fees related to those services. During the preapproval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditor. Even if a service has received general preapproval, if it involves a fee in excess of $350,000 or relates to tax planning and advice, it requires a separate preapproval, which may be delegated to the Chairman of the Audit Committee so long as the entire Audit Committee is informed at its next meeting. The services and fees must be deemed compatible with the maintenance of the auditor’s independence, including compliance with SEC and PCAOB rules and regulations. In accordance with this preapproval policy, all audit and nonaudit services were preapproved by the Audit Committee in 2022.

Verisk 2023 Proxy Statement  |  55

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board. The charter is available on our website at the “Governance — Governance Documents” link under the “Investors” link at www.verisk.com. The Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal control over financial reporting, the Company’s policies and practices with respect to risk assessment and risk management, the qualifications and independence of the Company’s independent registered public accounting firm (independent auditor), the performance of the Company’s internal auditor and independent auditor and the Company’s compliance with legal and regulatory requirements. The Audit Committee has the sole authority and responsibility to appoint, compensate, evaluate and, when appropriate, replace the Company’s independent auditor. In making such determinations, the Audit Committee considers, among other things, the recommendations of management of the Company. The Board has determined that all of the Audit Committee’s members are independent under the applicable independence standards of the Nasdaq listing rules and the Exchange Act.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The Company’s independent auditor, Deloitte & Touche, is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee the financial reporting process and the Company’s internal control over financial reporting. The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor.

The Audit Committee held seven meetings during 2022, and has met in 2023 to discuss the Company’s financial statements for the year ended December 31, 2022. With respect to the year ended December 31, 2022, the Audit Committee, among other things:

•	reviewed and discussed the Company’s quarterly earnings releases;

•	reviewed and discussed (i) the quarterly unaudited consolidated financial statements and related notes and (ii) the audited consolidated financial statements and related notes for the year ended December 31, 2022 with management and Deloitte & Touche;

•	reviewed and discussed the annual plan and scope of work of the independent auditor;

•	reviewed and discussed the annual plan and scope of work of the internal auditor and summaries of significant reports to management by the internal auditor;

•	met with Deloitte & Touche, the Chief Internal Auditor, the Chief Legal Officer, the Chief Financial Officer and Company management in executive sessions;

•	reviewed and discussed certain critical accounting policies;

•	reviewed business and financial market conditions, including an assessment of risks posed to the Company’s operations and financial condition; and

•	reviewed the results of the Company’s annual greenhouse gas emissions inventory and provided audit oversight of the Company’s sustainability reports and carbon emission disclosures.

These reviews included discussions with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures relating to critical accounting policies.

The Audit Committee discussed with Deloitte & Touche matters that independent registered public accounting firms must discuss with audit committees under generally accepted auditing standards and the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the PCAOB regarding its communications with the Audit Committee concerning independence, and represented that it is independent from the Company. The Audit Committee discussed with Deloitte & Touche their independence from the Company and considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements, and reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q, compromise independence.

56  |  Verisk 2023 Proxy Statement

Audit Committee Report

During 2022, the Audit Committee received regular updates on the amount of fees and scope of audit and audit-related services provided. In addition, the Audit Committee reviewed and approved audit and non-audit services provided by Deloitte & Touche pursuant to the preapproval policies and procedures related to the provision of audit and non-audit services by the independent auditor as described above under “Preapproval Policy of the Audit Committee of Services Performed by Independent Auditor.”

Based on the Audit Committee’s review and these meetings, discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K. The Audit Committee also appointed Deloitte & Touche as the Company’s independent auditor for 2023 and is presenting the appointment to the shareholders for ratification.

Respectfully submitted,

Kathleen Hogenson (Chair)

Jeffrey Dailey

Samuel G. Liss

Olumide Soroye

Kimberly Stevenson

David B. Wright

Verisk 2023 Proxy Statement  |  57

Shareholder Proposals and Nominations

Shareholder Proposals for the 2024 Annual Meeting.     Shareholders intending to present a proposal at the 2024 Annual Meeting and have it included in our proxy statement for that meeting under Rule 14a-8 must submit the proposal in writing to Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686. We must receive the proposal no later than December 9, 2023.

Shareholder Nominations or Other Proposals for the 2024 Annual Meeting.    Pursuant to our proxy access bylaw provision, one, or a group of up to 20 shareholders who, in the aggregate, own continuously for at least three years, shares of our company representing an aggregate of at least 3% of the voting power entitled to vote in the election of directors, may nominate and include in our proxy materials director nominees constituting the greater of two or up to 20% of our Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements in our bylaws. Notice of proxy access director nominees must be received by our Corporate Secretary at the address above no earlier than November 9, 2023 and no later than December 9, 2023, assuming we do not change the date of our 2024 Annual Meeting by more than 30 days before or after the anniversary date of our 2023 Annual Meeting.

Shareholders of record wishing to present a proposal or nomination at the 2024 Annual Meeting, but not requiring the proposal be included in our proxy statement, must comply with the requirements set forth in our bylaws. For the 2024 Annual Meeting, shareholders of record must submit the nomination or proposal, in writing, no earlier than February 17, 2024, and no later than March 18, 2024. As required by our bylaws, the written notice must demonstrate that it is being submitted by a shareholder of record of Verisk. For nominations, it must include information about the director candidate such as name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the shareholder must confirm his or her candidate’s consent to serve as a director. Shareholders must send nominations to the Governance, Corporate Sustainability and Nominating Committee, c/o Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686. In addition to complying with the provisions of our bylaws, to nominate directors shareholders must give timely notice that complies with the additional requirements for Rule 14a-19, and which must be received no later than March 18, 2024.

58  |  Verisk 2023 Proxy Statement

Additional Voting Information

Submitting Voting Instructions for Shares Held Through a Broker.    If you hold shares through a broker, follow the voting instructions you receive from your broker. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares in some cases. New York Stock Exchange (NYSE) member brokers may vote your shares as described below:

•	Discretionary Items. The ratification of the appointment of Verisk’s independent auditor is a “discretionary” item. NYSE member brokers that do not receive instructions from beneficial owners may vote on this proposal in their discretion, subject to any voting policies adopted by the broker holding your shares.

•	Nondiscretionary Items. The election of directors, the Say-on-Pay proposal on an advisory, non-binding basis, and the Say-on-Pay Frequency proposal on an advisory, non-binding basis are considered “non-discretionary” items. NYSE members that do not receive instructions from beneficial owners may not vote on these proposals on their behalf.

If you do not submit voting instructions and your broker does not have discretion to vote your shares on a matter, your broker will not be able to vote on that matter (referred to as broker non-votes). Your shares will not be counted in determining the outcome of the vote on that matter. Therefore, if you hold your shares through a broker, it is critically important that you submit your voting instructions if you want your shares to count in the election of directors, the Say-on-Pay proposal, and the Say-on-Pay Frequency proposal.

Submitting Voting Instructions for Shares Held in Your Name.    If you hold shares as a record holder, you may vote by submitting a proxy for your shares by mail, telephone or Internet as described on the proxy card. The deadline for submitting your proxy via the Internet or by telephone is 11:59 p.m., EDT, on May 16, 2023. Submitting your proxy will not limit your right to vote during at the 2023 Annual Meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendations.

Submitting Voting Instructions for Shares held in the ESOP.    Participants who hold shares indirectly through the ISO 401(k) Savings and Employee Stock Ownership Plan may instruct the Plan Trustee, GreatBanc Trust Company, how to vote all shares of Verisk Common Stock allocated to their accounts. The Plan Trustee will vote the ESOP shares for which it has not received instruction in its discretion, in the best interests of ESOP participants. All votes will be kept confidential and individual votes will not be disclosed to management unless required by law.

Revoking Your Proxy.    You can revoke your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the 2023 Annual Meeting to the Corporate Secretary, Verisk Analytics, Inc., 545 Washington Boulevard, Jersey City, New Jersey 07310; (2) submitting a later proxy that we receive no later than the conclusion of voting at the annual meeting; or (3) voting during the virtual 2023 Annual Meeting. Attending the virtual 2023 Annual Meeting does not revoke your proxy unless you vote online during the meeting.

Verisk 2023 Proxy Statement  |  59

Other Matters

Other Business.    We do not know of any other matters that may be presented for action at the meeting other than those described in this Proxy Statement. If any other matter is properly brought before the meeting, the proxy holders will vote on such matter in their discretion.

Cost of Soliciting Your Proxy.    We will pay the expenses for the preparation and mailing of the proxy materials and the solicitation by the Board of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, may solicit your proxy, in person or by telephone, mail, facsimile or other means of communication.

Shareholders Sharing an Address.    Consistent with notices sent to record shareholders sharing a single address, we are sending only one Notice, Annual Report and Proxy Statement to that address unless we received contrary instructions from any shareholder at that address. This “householding” practice reduces our printing and postage costs. Shareholders may request or discontinue householding or may request a separate copy of the Notice, Annual Report or Proxy Statement as follows:

•	Record shareholders wishing to discontinue or begin householding, should contact our Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686.

•	Shareholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or begin householding should contact their record holder.

•	Any householded shareholder may request prompt delivery of a copy of the Annual Report or Proxy Statement by contacting us at (201) 469-4327 or may write to us at Investor Relations, Verisk Analytics, Inc.,
545 Washington Blvd., Jersey City, NJ 07310-1686. Instructions for requesting such materials are also included in the Notice.

Consent to Electronic Delivery of Annual Meeting Materials.    Shareholders and ESOP participants can access this Proxy Statement and our Annual Report on Form 10-K via the Internet at www.proxyvote.com by following the instructions outlined on the secure web site. For future annual meetings of shareholders, shareholders can consent to accessing their proxy materials, including the Notice of Internet Availability of Proxy Materials, the proxy statement and the annual report, electronically in lieu of receiving them by mail. To receive materials electronically you will need access to a computer and an e-mail account. To sign up for electronic delivery, when voting using the Internet at www.proxyvote.com, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Registered shareholders that wish to revoke their request for electronic delivery at any time without charge should contact our Corporate Secretary, Verisk Analytics, Inc., 545 Washington Blvd., Jersey City, NJ 07310-1686 or contact us at (201) 469-2964.

If you hold your shares through a bank, brokerage firm or other nominee and you have not already done so, you can choose this electronic delivery option by contacting your nominee. You may update your electronic address by contacting your nominee.

Disclaimer.    Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC.

60  |  Verisk 2023 Proxy Statement

Appendix A — Reconciliation of GAAP and Non-GAAP Financial Measures

The Company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The Company believes that its presentation of non-GAAP measures provides useful information to management and invest-

ors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the Company uses certain non-GAAP measures such as organic constant currency revenue growth and organic constant currency adjusted EBITDA growth as performance metrics in determining executive compensation.

Below is a reconciliation of the GAAP and non-GAAP financial measures discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

(in millions)

	2022	2021
Revenues	$2,497	$2,462
Revenues from acquisitions and dispositions	(165)	(258)

Organic revenues	$2,332	$2,204

Net income	$954	$666
Less: (Loss) Income from discontinued operations, net of tax benefit (expense)	(88)	59

Income from continuing operations	1,042	607

Depreciation and amortization of fixed assets	164	171
Amortization of intangible assets	75	80
Interest expense	139	127
Provision for income taxes	220	179

EBITDA	1,640	1,164

Impairment loss	74	134
Litigation reserve	—	(50)
Acquisition-related costs (earn-outs)	(3)	—
Severance expense	2	—
Gain from dispositions	(428)	—

Adjusted EBITDA	1,285	1,248

Adjusted EBITDA from acquisitions and dispositions	(36)	(170)

Organic adjusted EBITDA	$1,249	$1,078

			Growth

	Twelve Months Ended		Twelve Months Ended
	December 31,		December 31, 2022

	2022	2021	Reported	Organic Constant Currency

Revenues	$2,497	$2,462	1.4%	6.5%

Adjusted EBITDA	$1,285	$1,248	2.9%	8.0%

Verisk 2023 Proxy Statement  |  61

Verisk Analytics, Inc.
545 Washington Boulevard, Jersey City, NJ 07310-1686
201-469-3000 www.verisk.com

SCAN TO VIEW MATERIALS & VOTE w VERISK ANALYTICS, INC. VOTE BY INTERNET 545 WASHINGTON BOULEVARD Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above JERSEY CITY, NJ 07310 Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 16, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 15, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/VRSK2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 16, 2023 for shares held directly and by 11:59 p.m. Eastern Time on May 15, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V05787-P88652 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY VERISK ANALYTICS, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors    Nominees: For Against Abstain The Board of Directors recommends you vote    1a. Vincent K. Brooks ! ! ! 1 Year 2 Years 3 Years Abstain 1 YEAR on the following proposal:    1b. Jeffrey Dailey ! ! ! 3. To recommend the frequency of executive ! ! ! ! compensation votes on an advisory, non-binding basis. 1c. Wendy Lane ! ! ! The Board of Directors recommends you vote FOR the For Against Abstain following proposal: 1d. Lee M. Shavel ! ! ! 4. To ratify the appointment of Deloitte & Touche LLP as our ! ! ! independent auditor for the 2023 fiscal year. 1e. Kimberly S. Stevenson ! ! ! NOTE: In their discretion, the proxies are authorized to vote    1f. Olumide Soroye ! ! ! upon such other business as may properly come before the meeting. THE PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL The Board of Directors recommends you vote FOR the For Against Abstain BE VOTED FOR ITEMS 1, 2 AND 4 AND FOR 1 YEAR FOR ITEM 3. following proposal: 2. To approve executive compensation on an advisory, ! ! ! non-binding basis. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

YOUR VOTE IS IMPORTANT! You can vote in one of three ways: 1. Call toll-free 1-800-690-6903 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call. or 2. Vote by Internet at our Internet Address: www.proxyvote.com or 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. PLEASE VOTE Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com V05788-P88652 VERISK ANALYTICS, INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 17, 2023 The undersigned hereby appoints Kathy Card Beckles and Thomas C. Wong, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Verisk Analytics, Inc. held of record by the undersigned as of March 20, 2023, at the Annual Meeting of Shareholders to be held at 8:00 a.m., Eastern Time, virtually at www.virtualshareholdermeeting.com/VRSK2023 on May 17, 2023 or any adjournment thereof. This instruction and proxy card is also solicited by the Board of Directors of Verisk Analytics, Inc. (the “Company”) for use at the Annual Meeting of Shareholders on May 17, 2023 at 8:00 a.m., Eastern Time from persons who participate in the ISO 401(k) Savings and Employee Stock Ownership Plan (the “ESOP”). By signing this instruction and proxy card, the undersigned ESOP Participant hereby instructs GreatBanc Trust Company, Trustee for the ESOP, to exercise the voting rights relating to any shares of Common Stock of Verisk Analytics, Inc. allocable to his or her account(s) as of March 20, 2023. For the ESOP, the Trustee will vote shares that are not allocated to ESOP participant’s accounts, or for which no instruction has been received, in its discretion, in the best interest of ESOP participants. For shares voted by mail, this instruction and proxy card is to be returned to the tabulation agent (Broadridge, 51 Mercedes Way, Edgewood, NY 11717) by May 16, 2023. For shares voted by phone or Internet, the deadline is 11:59 p.m. Eastern Time on May 16, 2023. Continued and to be signed on reverse side